                                                                    EXHIBIT 99.1



================================================================================












                          AGREEMENT AND PLAN OF MERGER


                                 by and between

                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.,


                                       and


                               FIRST STATE BANCORP


                            Dated as of July 10, 2003










================================================================================

                                TABLE OF CONTENTS



                                                                                                               PAGE


ARTICLE I             THE MERGER..................................................................................2
         Section 1.01         The Merger..........................................................................2
         Section 1.02         Effective Time......................................................................2
         Section 1.03         Effect of the Merger................................................................2
         Section 1.04         Conversion of Shares; Payment of Merger Consideration...............................2
         Section 1.05         Effect on BPFH Stock and Acquisition Corp. Stock....................................5
         Section 1.06         Rights as Shareholders; Stock Transfers.............................................5
         Section 1.07         Fractional Shares...................................................................5
         Section 1.08         Closing.............................................................................5
         Section 1.09         Actions Subsequent to Closing.......................................................6
         Section 1.10         Articles of Incorporation...........................................................6
         Section 1.11         By-laws.............................................................................6
         Section 1.12         Directors and Officers..............................................................6
         Section 1.13         Dissenting Shares...................................................................7
         Section 1.14         Surrender of Certificates; Stock Transfer Books.....................................7
         Section 1.15         Tax Consequences....................................................................9
         Section 1.16         Alternative Structure...............................................................9

ARTICLE II            THE SUBSEQUENT MERGER; EFFECTS OF THE SUBSEQUENT MERGER.....................................9
         Section 2.01         The Subsequent Merger..............................................................10
         Section 2.02         Effective Time of the Subsequent Merger............................................10
         Section 2.03         Effect of the Subsequent Merger....................................................10
         Section 2.04         Articles of Incorporation..........................................................10
         Section 2.05         By-laws............................................................................10
         Section 2.06         Directors and Officers.............................................................10
         Section 2.07         Cancellation of Shares.............................................................11

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF FSB......................................................11
         Section 3.01         Organization and Qualification; Subsidiaries.......................................11
         Section 3.02         Articles of Incorporation; By-laws; Corporate Records..............................12
         Section 3.03         Capitalization.....................................................................12
         Section 3.04         Authority..........................................................................13
         Section 3.05         No Conflict........................................................................13
         Section 3.06         Consents and Approvals.............................................................14
         Section 3.07         Compliance.........................................................................14
         Section 3.08         Reports............................................................................15
         Section 3.09         Financial Statements...............................................................15
         Section 3.10         Absence of Certain Changes or Events...............................................16
         Section 3.11         Absence of Litigation..............................................................17


                                      (i)




         Section 3.12         Employee Benefit Programs..........................................................18
         Section 3.13         Labor Matters......................................................................20
         Section 3.14         Property and Leases................................................................21
         Section 3.15         Taxes and Tax Returns..............................................................21
         Section 3.16         Certain Contracts..................................................................24
         Section 3.17         Employment Contracts...............................................................25
         Section 3.18         Loan Portfolio.....................................................................25
         Section 3.19         Investment Securities..............................................................25
         Section 3.20         Derivative Transactions............................................................26
         Section 3.21         Insurance..........................................................................26
         Section 3.22         Environmental Matters..............................................................26
         Section 3.23         Intellectual Property..............................................................28
         Section 3.24         Trust Business.....................................................................28
         Section 3.25         Agreements with Bank Regulators....................................................28
         Section 3.26         Material Interests of Certain Persons..............................................29
         Section 3.27         Brokers' Fees......................................................................29
         Section 3.28         State Takeover Laws................................................................29
         Section 3.29         Capitalization.....................................................................29
         Section 3.30         Anti-Money Laundering  and Customer Information Security...........................29
         Section 3.31         Disclosure.........................................................................29

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF BPFH AND ACQUISITION CORP................................30
         Section 4.01         Corporate Organization.............................................................30
         Section 4.02         Authority..........................................................................30
         Section 4.03         No Conflict........................................................................31
         Section 4.04         Consents and Approvals.............................................................31
         Section 4.05         Capitalization.....................................................................31
         Section 4.06         Compliance.........................................................................32
         Section 4.07         Litigation.........................................................................32
         Section 4.08         Capital; Financing.................................................................32
         Section 4.09         Finder's Fee.......................................................................32
         Section 4.10         SEC Documents; Financial Reports; and Regulatory Reports...........................32
         Section 4.11         Agreements with Bank and Securities Regulators.....................................33

ARTICLE V             COVENANTS OF FSB...........................................................................33
         Section 5.01         Consents and Approvals.............................................................33
         Section 5.02         Regulatory Matters.................................................................34
         Section 5.03         Access to Information..............................................................34
         Section 5.04         Financial and Other Statements.....................................................35
         Section 5.05         Public Announcements...............................................................36
         Section 5.06         Additional Agreements..............................................................36
         Section 5.07         Update of Information in FSB Disclosure Schedule...................................36
         Section 5.08         Current Information................................................................36
         Section 5.09         Meeting of Shareholders............................................................37
         Section 5.10         Registration Statement.............................................................37


                                      (ii)




         Section 5.11         Conduct of Business................................................................38
         Section 5.12         Certain Changes and Adjustments....................................................41
         Section 5.13         ALCO Management....................................................................41
         Section 5.14         Breach of Representations and Warranties...........................................42
         Section 5.15         Acquisition Proposals..............................................................42
         Section 5.16         Certain Agreements.................................................................44

ARTICLE VI            COVENANTS OF BPFH..........................................................................44
         Section 6.01         Consents and Approvals.............................................................44
         Section 6.02         Public Announcements...............................................................44
         Section 6.03         Breach of Representations and Warranties...........................................44
         Section 6.04         Registration Statement.............................................................45
         Section 6.05         Employee Benefit Matters...........................................................45
         Section 6.06         Directors' and Officers' Indemnification...........................................46
         Section 6.07         Reservation, Issuance and Registration of BPFH Stock...............................47
         Section 6.08         Nasdaq Listing.....................................................................47
         Section 6.09         Organization of Acquisition Corp...................................................47
         Section 6.10         FSB's Bank Board Fees..............................................................48
         Section 6.11         Subordinated Debentures and Trust Preferred Securities.............................48

ARTICLE VII           CONDITIONS.................................................................................48
         Section 7.01         Conditions to the Obligations of BPFH..............................................48
         Section 7.02         Conditions to the Obligations of FSB...............................................50

ARTICLE VIII          TERMINATION OF AGREEMENT...................................................................52
         Section 8.01         Termination........................................................................52
         Section 8.02         Effect of Termination..............................................................53

ARTICLE IX            MISCELLANEOUS..............................................................................54
         Section 9.01         Fees and Expenses..................................................................54
         Section 9.02         Non-Survival of Representations, Warranties, Etc...................................54
         Section 9.03         Governing Law......................................................................54
         Section 9.04         Notices............................................................................54
         Section 9.05         Entire Agreement...................................................................55
         Section 9.06         Assignability; Binding Effect......................................................55
         Section 9.07         Captions and Gender................................................................56
         Section 9.08         Execution in Counterparts..........................................................56
         Section 9.09         Amendments.........................................................................56
         Section 9.10         Definitions........................................................................56





                                     (iii)

                         INDEX OF EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit A                  Form of Voting Agreement
Exhibit B                  Form of Non-Solicitation Agreement
Exhibit C                  Form of Amended Stock Option Agreement
Exhibit D                  Form of Opinion of FSB's Counsel

SCHEDULES

Schedule 1.04(b)  Example of the Calculation of Merger Consideration

Schedule III               FSB Disclosure Schedule

         Section 3.01(b)   Subsidiaries
         Section 3.03(a)   Capitalization
         Section 3.08(b)   Reports
         Section 3.10      Absence of Certain Changes or Events
         Section 3.12(a)   Employee Benefit Programs
         Section 3.12(f)   Future Benefit Accruals of Employee Programs
         Section 3.15(c)   Tax Returns
         Section 3.15(e)   280G; Excess Parachute Payments
         Section 3.15(g)   Changes to Taxable Income
         Section 3.16(a)   Certain Contracts
         Section 3.17      Employment Contracts
         Section 3.18      Loan Portfolio
         Section 3.19(a)   Investment Securities
         Section 3.19(b)   Joint Ventures
         Section 3.21      Insurance
         Section 3.27      Brokers' Fees

Schedule 5.01              FSB Consents and Approvals
Schedule 5.11(d)           FSB Bonuses
Schedule 5.11(e)           FSB Benefit Plans
Schedule 5.12              Certain Changes and Adjustments
Schedule 6.01              BPFH Consents and Approvals


                                      (iv)

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of July 10, 2003, by and between Boston Private Financial Holdings, Inc., a Massachusetts corporation (together with its successors and assigns, "BPFH"), and First State Bancorp, a California corporation ("FSB"). Capitalized terms used herein shall have the meanings ascribed thereto in Section 9.10 hereof.


                               W I T N E S S E T H


         WHEREAS, following the execution and delivery of this Agreement, BPFH shall take such action as is appropriate to form a wholly-owned subsidiary ("Acquisition Corp.") to be organized under the applicable California statute and to cause Acquisition Corp. to become a party to this Agreement, pursuant to which Acquisition Corp. will merge with and into FSB (the "Merger") in accordance with this Agreement and the laws of the State of California such that, upon consummation of the Merger, FSB will be a wholly-owned subsidiary of BPFH and Acquisition Corp. will cease to exist;

         WHEREAS, FSB (as the surviving corporation from the Merger) will, subject to the terms and conditions set forth herein, merge with and into BPFH (the "Subsequent Merger") such that BPFH will be the surviving corporation in the Subsequent Merger and continue its corporate existence under the laws of The Commonwealth of Massachusetts and FSB will cease to exist;

         WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to BPFH's and Acquisition Corp.'s willingness to enter into this Agreement, the directors and executive officers of FSB have entered into a Voting Agreement with BPFH substantially in the form attached hereto as EXHIBIT A (the "Voting Agreement");

         WHEREAS, the respective Boards of Directors of BPFH and FSB have determined that it is in the best interests of their respective companies, shareholders and other constituencies, as well as the communities they serve, to enter into this Agreement and to consummate the transactions contemplated hereby; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I         THE MERGER

     Section 1.01 THE MERGER. Subject to the terms and conditions of this Agreement, in accordance with the California General Corporation Law (the "CGCL"), and in reliance on the representations, warranties and covenants set forth herein, at the Effective Time (as defined in Section 1.02 hereof) Acquisition Corp. shall merge with and into FSB. FSB shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of California. The name of the Surviving Corporation shall continue to be First State Bancorp. Upon consummation of the Merger, the separate corporate existence of Acquisition Corp. shall terminate.

     Section 1.02 EFFECTIVE TIME. As promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Acquisition Corp. and FSB shall duly execute and file an agreement of merger (the "Agreement of Merger") and the requisite officer's certificates (the "Officer's Certificates") with the Secretary of State of the State of California (the "California Secretary") in order to comply with the requirements of the CGCL and with the provisions of this Agreement. The Merger shall become effective on the date (the "Effective Date") and at such time (the "Effective Time") as set forth in the Officer's Certificate and the Agreement of Merger.

     Section 1.03 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided herein and in the applicable provisions of the CGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property and assets of every kind and description, rights, privileges, powers and franchises of Acquisition Corp. and FSB shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Acquisition Corp. and FSB shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     Section 1.04 CONVERSION OF SHARES; PAYMENT OF MERGER CONSIDERATION. Subject to Section 1.06, each share of common stock, no par value, of FSB (the "FSB Stock") issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of FSB or the holders of such shares, be treated on the basis set forth herein. At the Effective Time, pursuant to this Agreement, each outstanding share of FSB Stock, excluding any treasury shares and Dissenting Shares (as defined in Sectin 1.13(a)) shall, without any further action on the part of FSB or the holders of any such shares, be automatically canceled and cease to be an issued and outstanding share of FSB Stock and shall be converted into the right to receive the Initial Merger Consideration (as defined in Section 1.04(a)) and the Contingent Merger Consideration (as defined in Section 1.04(b)). The Initial Merger Consideration and the Contingent Merger Consideration are hereinafter collectively referred to as the "Merger Consideration."

          (a) The initial merger consideration shall consist of (x) an amount in cash equal to $2.76, without any interest thereon (plus any cash in lieu of fractional shares as described in Section 1.07, the "Initial Cash Consideration") and (y) that number of shares of BPFH Stock (the "Initial Stock Consideration" and together with the Initial Cash Consideration, the "Initial Merger Consideration") equal to the applicable ratio (the "Conversion Ratio") set forth below (subject to adjustment pursuant to Section 8.01(f)):

          (i) if the Average Closing Price is greater than $23.81 (fifteen percent (15%) over the Reference Price) (such number, the "Ceiling Price"), then the Conversion Ratio shall be equal to the quotient of the Per Share Purchase Price DIVIDED BY the Ceiling Price;

          (ii) if the Average Closing Price is less than $17.60 (fifteen percent (15%) under the Reference Price) (such number, the "Floor Price"), then the Conversion Ratio shall be equal to the quotient of the Per Share Purchase Price DIVIDED BY the Floor Price; and

          (iii) if the Average Closing Price is greater than or equal to the Floor Price and less than or equal to the Ceiling Price, then the Conversion Ratio shall be equal to the quotient of the Per Share Purchase Price DIVIDED BY the Average Closing Price.

The "Per Share Purchase Price" shall equal $15.62.

          (b) If the Closing Date (as defined in Section 1.08) does not occur on or prior to October 1, 2003, then BPFH shall pay to the holders of FSB Stock outstanding as of the Effective Time additional Merger Consideration (the "Contingent Merger Consideration") as described below:

          (i) In the event that Closing Date occurs after October 1, 2003, but on or prior to January 1, 2004, then BPFH will pay as additional Merger Consideration (x) an amount in cash equal to the product of (A) the number of months that have elapsed from October 1, 2003 through and including the month immediately prior to the month in which the Closing Date occurs multiplied by $0.075 (such amount the "Additional Consideration Amount") multiplied by (B) 0.15, without any interest thereon (plus any cash in lieu of fractional shares as described in Section 1.07), and (y) that number of shares of BPFH Stock equal to the applicable Conversion Ratio set forth in
     Section 1.04(a); PROVIDED THAT solely for purposes of this -------- ---- calculation the numerator of the applicable Conversion Ratio shall equal the product of (A) the Additional Consideration Amount multiplied by (B) 0.85; and

          (ii) In the event that the Closing Date occurs after January 1, 2004 but on or prior to the Closing Deadline (as defined in Sectin 8.01(b)) then in addition to the amount required to be paid under clause (i) above, BPFH will pay as additional Merger Consideration (x) an amount in cash equal to the product of (A) the number of months elapsed from January 1, 2004 through and including the month immediately prior to the month in which the Closing Date occurs multiplied by $0.163 (such amount the "Supplementary Consideration Amount") multiplied by (B) 0.15, without any interest thereon (plus any cash in lieu of fractional shares as described in Section 1.07), and (y) that number of shares of BPFH Stock equal to the applicable Conversion Ratio set forth in Section 1.04(a); PROVIDED THAT solely for purposes of this calculation the numerator of the applicable Conversion Ratio shall equal the product of (A) the Supplementary Consideration Amount multiplied by (B) 0.85.

     An example of the calculation of the Merger Consideration is attached hereto as SCHEDULE 1.04(B).

          (c) If, prior to the Effective Time, BPFH shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the BPFH Stock, or make a distribution on the BPFH Stock in any security convertible into BPFH Stock, with a record date prior to the Effective Time, appropriate adjustment or adjustments will be made to the Conversion Ratio.

          (d) Each share of FSB Stock held in the treasury and any shares of FSB Stock owned by Acquisition Corp., BPFH or any direct or indirect wholly-owned subsidiary of Acquisition Corp. or BPFH immediately prior to the Effective Time shall be canceled without any conversion thereof, and no payment shall be made with respect thereto.

          (e) Any outstanding options, warrants or other rights to acquire FSB Stock ("FSB Options") outstanding immediately prior to the Effective Time shall be treated as follows:

          (i) At and as of the Effective Time, BPFH shall assume each and every outstanding FSB Option described in Section 3.03(a)(iv), and all obligations of FSB under the FSB Stock Option Plan. With respect to each and every FSB Option so assumed by BPFH under this Agreement: (A) such FSB Option shall be exercisable for that number of whole shares of BPFH Stock equal to the product of (1) the number of shares of FSB Stock that were purchasable under such FSB Option immediately prior to the Effective Time of the Merger MULTIPLIED BY (2) the Conversion Ratio DIVIDED BY 0.85, with such product rounded down to the nearest whole number of shares of BPFH Stock; and (B) the per share exercise price for the shares of BPFH Stock issuable upon exercise of such FSB Option shall be equal to the quotient of
     (1) the exercise price per share of FSB Stock at which such FSB Option was exercisable immediately prior to the Effective Time of the Merger DIVIDED BY (2) the Conversion Ratio DIVIDED BY 0.85, with such product rounded up to the nearest whole cent. As soon as reasonably practicable after the Effective Time of the Merger, BPFH shall issue to each holder of an outstanding FSB Option a document evidencing the assumption of such holder's FSB Option pursuant to this Section 1.04(e).

          (ii) Other than as provided in subsection (i) above or as otherwise amended, the terms of the FSB Options after the Effective Time of the Merger shall correspond in all material respects to the terms of the FSB Options prior to the Effective Time of the Merger and, subject to the requirements of law, the FSB Options which qualify as incentive stock options prior to the Effective Time shall qualify as incentive stock options of BPFH after the Effective Time.

          (iii) At or prior to the Effective Time, BPFH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of BPFH Stock for delivery upon exercise of FSB Options assumed by it in accordance with this
     Section 1.04(e). At the Effective Time, or as soon as practicable thereafter, BPFH shall, if necessary, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of BPFH Stock subject to such options and shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (iv) Each FSB Option that is outstanding as of immediately prior to the Effective Time, but is not then exercisable shall become exercisable in accordance with the FSB Stock Option Plan.

     Section 1.05      EFFECT ON BPFH STOCK AND ACQUISITION CORP. STOCK.

          (a) At the Effective Time, each outstanding share of BPFH Stock shall not be converted or otherwise affected by the Merger.

          (b) Each share of Acquisition Corp. Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically converted into one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

     Section 1.06 RIGHTS AS SHAREHOLDERS; STOCK TRANSFERS. At the Effective Time, all shares of FSB Stock, when converted as provided in Section 1.04, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, each such certificate (a "Certificate" and collectively, the "Certificates") previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration provided under this Article
I. At the Effective Time, holders of FSB Stock shall cease to be, and shall have no rights as shareholders of FSB, other than the right to receive the Merger Consideration as provided under this Article I. After the Effective Time, there shall be no transfers recorded on the stock transfer books of FSB Stock, other than transfers of FSB Stock that have occurred prior to the Effective Time.

     Section 1.07 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of BPFH Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, shall be issued in the Merger. In lieu thereof, each holder of FSB Stock who would otherwise be entitled to receive a fractional share of BPFH Stock (after aggregating all certificates for FSB Stock delivered by such holder) shall receive an amount in cash (without interest), calculated to the nearest cent, determined by multiplying (a) such fraction by
(b) the closing price of BPFH Stock reported on the Nasdaq National Market on the Business Day immediately preceding the Closing Date. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     Section 1.08 CLOSING. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") which will take place at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts, on the first day of the month immediately following the month in which all of the conditions to the Closing set forth in
Article VII (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof, such day being referred to herein as the "Closing Date." Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be mutually agreed upon in writing by FSB and BPFH. Notwithstanding anything herein to the contrary, in the event all conditions to the Closing (other than conditions to be fulfilled at the Closing) have been satisfied or waived on or prior to the Closing Deadline, then no party shall be entitled to exercise its right of termination as contemplated therein by reason of the fact that this Section 1.08 contemplates that the Closing will occur on the first day of the month immediately following the month in which such conditions are satisfied or waived, such provision being included for the convenience of the parties and their counsel in connection with the Closing.

     Section 1.09 ACTIONS SUBSEQUENT TO CLOSING. The Surviving Corporation and BPFH from time to time after the Closing, and without further consideration, shall execute and deliver or cause to be executed and delivered such further instruments of transfer, assignments, consents or documents as may be reasonably necessary or appropriate to carry out the intent and purposes hereof.

     Section 1.10 ARTICLES OF INCORPORATION. Unless otherwise determined by BPFH from and after the Effective Time, the articles of incorporation of FSB, as in effect immediately prior to the Effective Time, as amended and as such articles of incorporation may be amended in accordance with Section 5.11(g), and as set forth in this Agreement or any certificate of amendment filed prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     Section 1.11 BY-LAWS. Unless otherwise determined by BPFH, the by-laws of FSB, as in effect immediately prior to the Effective Time, shall from and after the Effective Time be the by-laws of the Surviving Corporation until amended in accordance with applicable law or such by-laws.

     Section 1.12 DIRECTORS AND OFFICERS. From and after the Effective Time, the Board of Directors of the Surviving Corporation will consist of the directors of Acquisition Corp. immediately prior to the Effective Time, such directors to hold office in accordance with the applicable provisions of the articles of incorporation and by-laws of the Surviving Corporation, and until their respective successors shall be duly elected or appointed and shall duly qualify. At the Effective Time, the directors of FSB's wholly-owned subsidiary, First State Bank of California ("FSB's Bank"), shall consist of the directors of FSB's Bank holding office immediately prior to the Effective Time, plus two (2) directors designated by BPFH, such directors to hold office in accordance with the provisions of the articles of incorporation and by-laws of FSB's Bank, and until their respective successors shall be duly elected or appointed and shall duly qualify. From and after the Effective Time, the officers of the Surviving Corporation will consist of the officers of Acquisition Corp. immediately prior to the Effective Time, such officers to hold office, subject to the applicable provisions of the articles of incorporation and the by-laws of the Surviving Corporation, and until their respective successors shall be duly elected or appointed and shall duly qualify. From and after the Effective Time, the officers of FSB's

Bank will consist of the officers of FSB's Bank immediately prior to the Effective Time, such officers to hold office, subject to the applicable provisions of the articles of incorporation and the by-laws of FSB's Bank, and until their respective successors shall be duly elected or appointed and shall duly qualify.

     Section 1.13 DISSENTING SHARES.

          (a) Notwithstanding any other provision of this Agreement to the contrary, any FSB Stock held by a shareholder who has demanded and perfected dissenter's rights in accordance with Chapter 13 of the CGCL and as of the Effective Time has not effectively withdrawn or lost such dissenter's rights ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration pursuant to Section 1.04, but the holder thereof shall only be entitled to such rights as are granted by Chapter 13 of the CGCL.

          (b) Notwithstanding the provisions of Section 1.13(a) above, if any holder of FSB Stock who demands payment for such FSB Stock under the CGCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to dissent, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's FSB Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.04, upon surrender of the Certificate or Certificates in the manner provided by Section 1.14.

          (c) FSB shall give BPFH (i) prompt notice of any written demands for payment of the fair value of any FSB Stock, any withdrawals of such demands and any other instruments served pursuant to the CGCL received by FSB and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the CGCL. FSB shall not, except with the prior written consent of BPFH, voluntarily make any payment with respect to any demands for payment of the fair value of FSB Stock or offer to settle or settle any such demands.

     Section 1.14 SURRENDER OF CERTIFICATES; STOCK TRANSFER BOOKS.

          (a) At or prior to the Effective Time, BPFH shall designate Equiserve LLC to act as agent for the holders of the FSB Stock in connection with the Merger (the "Paying Agent") for purposes of effecting the exchange of Certificates for the Merger Consideration pursuant to Section 1.04 hereof.

          (b) Immediately prior to the Effective Time, BPFH or Acquisition Corp. shall deposit in trust with the Paying Agent for the benefit of the holders of FSB Stock certificates representing the aggregate number of shares of BPFH Stock and the aggregate amount of cash equal to the Merger Consideration (such aggregate amount being hereinafter referred to as the "Payment Fund"), to be issued or paid, respectively, pursuant to Section 1.04 and Section 1.07 in exchange for outstanding shares of FSB Stock. The Paying Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 1.04 hereof out of the Payment Fund. Any and all amounts earned on the Payment Fund shall be paid over to the Surviving

Corporation or, following the Subsequent Merger, the Subsequent Surviving Corporation (as defined in Section 2.01 hereof).

          (c) Promptly after the Effective Time, but in no event later than ten
(10) business days thereafter, the Surviving Corporation or the Subsequent Surviving Corporation, as the case may be, shall cause the Paying Agent to mail to each person who was a record holder of an outstanding Certificate or Certificates, whose FSB Stock was converted pursuant to Section 1.04 hereof into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as BPFH may reasonably specify) and instructions for its use in surrendering Certificates in exchange for payment of the Merger Consideration. Upon the surrender to the Paying Agent of such a Certificate, together with such duly executed letter of transmittal and any other required documents, the holder thereof shall be entitled to receive in exchange therefor (x) a Certificate representing that number of whole shares of BPFH Stock to which such holder of FSB Stock shall have become entitled pursuant to Article I hereof and (y) a check representing the amount of cash and unpaid dividends and distributions on BPFH Stock, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to Article I hereof, and such Certificate so surrendered shall forthwith be canceled. Until so surrendered, each such Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration, without interest thereon, pursuant to Section
1.04 hereof, and the holder thereof shall not be entitled to be paid any cash to which such holder otherwise would be entitled. In case any payment pursuant to this Section 1.14 is to be made to a holder other than the registered holder of a surrendered Certificate, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BPFH Stock in any name other than the registered holder of the Certificate surrendered or required by reason of the payment of cash to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or that such person shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

          (d) Promptly following the date which is six (6) months after the Effective Time, the Paying Agent shall return to the Subsequent Surviving Corporation all cash, certificates and other instruments in its possession that constitute any portion of the Payment Fund (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate shall be entitled to look to the Subsequent Surviving Corporation (subject to applicable abandoned property, escheat and similar laws) only as a general creditor thereof with respect to any Merger Consideration, without interest, that may be payable upon due surrender of the Certificate or Certificates held by them. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of Certificates for any Merger Consideration delivered pursuant hereto to a public official pursuant to applicable abandoned property, escheat or other similar laws.

          (e) At the Effective Time, the FSB Stock transfer books shall be closed and no transfer of FSB Stock shall be made thereafter. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Subsequent Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration as provided in Section 1.04 hereof, subject to applicable law in the case of Dissenting Shares. The Merger Consideration paid upon the surrender for exchange of FSB Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such FSB Stock. Any portion of the Payment Fund made available to the Paying Agent to pay for Dissenting Shares shall be returned to the Surviving Corporation or, following the Subsequent Merger, the Subsequent Surviving Corporation, upon demand.

          (f) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BPFH, upon the posting by such person of a bond in such amount as BPFH may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the BPFH Stock and cash representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     Section 1.15 TAX CONSEQUENCES. It is intended that the Merger be consummated pursuant to a plan which qualifies as a reorganization under Section 368(a) of the Code (as defined in Section 3.12(b)). This Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     Section 1.16 ALTERNATIVE STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement prior to the Effective Time, BPFH shall be entitled to revise the structure of the Merger and the other transactions contemplated hereby and thereby, PROVIDED, THAT (a) such modification is necessary or advisable to promptly obtain any required approval or consent of a Governmental Entity in connection with the Merger, or (b) in the event that the opinions referenced in Section 7.02(a) cannot be delivered, such modification is necessary to permit the delivery of an opinion by counsel/accountants to FSB that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, FURTHER, that (i) there are no material adverse federal or state income tax consequences to FSB and its shareholders as a result of the modification; (ii) the Merger Consideration to be paid to FSB shareholders under this Agreement is not thereby changed in kind or reduced in amount; (iii) such modification will not be likely to jeopardize receipt of any required regulatory approvals relating to the consummation of the Merger; and (iv) such modification does not materially adversely affect the composition of the directors and executive officers of the Surviving Corporation as set forth in Section 1.12. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

ARTICLE II        THE SUBSEQUENT MERGER; EFFECTS OF THE SUBSEQUENT MERGER

     Section 2.01 THE SUBSEQUENT MERGER. As soon as practicable following the Effective Time and subject to the terms and conditions of this Agreement, in accordance with the Massachusetts Business Corporation Law ("MBCL") and the CGCL, and in reliance on the representations, warranties and covenants set forth herein, at the Subsequent Effective Time (as defined in Section 2.02 hereof), FSB shall merge with and into BPFH. BPFH shall be the surviving corporation (hereinafter sometimes called the "Subsequent Surviving Corporation") in the Subsequent Merger, and shall continue its corporate existence under the laws of The Commonwealth of Massachusetts. The name of the Subsequent Surviving Corporation shall continue to be Boston Private Financial Holdings, Inc. Upon consummation of the Subsequent Merger, the separate corporate existence of FSB shall terminate.

     Section 2.02 EFFECTIVE TIME OF THE SUBSEQUENT MERGER. As soon as practicable following the Effective Time, BPFH shall, and it shall cause FSB (as the Surviving Corporation in the Merger) to, effect the Subsequent Merger by duly executing and filing (a) articles of merger with the Secretary of State of The Commonwealth of Massachusetts (the "Massachusetts Secretary"), in accordance with the MBCL, and (b) the requisite Officer's Certificates with the California Secretary in order to comply in all respects with the requirements of the CGCL. The Subsequent Merger shall become effective on the date and at such time (the "Subsequent Effective Time") as set forth in both (x) the articles of merger filed with the Massachusetts Secretary in accordance with the MBCL, and (y) the requisite Officer's Certificates filed with the California Secretary in accordance with the CGCL.

     Section 2.03 EFFECT OF THE SUBSEQUENT MERGER. At the Subsequent Effective Time, the effect of the Subsequent Merger shall be as provided herein and in the applicable provisions of the MBCL and the CGCL.

     Section 2.04 ARTICLES OF INCORPORATION. Unless otherwise determined by BPFH prior to the Subsequent Effective Time, from and after the Subsequent Effective Time, the articles of incorporation of BPFH, as in effect immediately prior to the Subsequent Effective Time, as amended by the articles of merger filed with the Massachusetts Secretary in accordance with the MBCL, shall be the articles of incorporation of BPFH as the Subsequent Surviving Corporation until amended in accordance with applicable law.

     Section 2.05 BY-LAWS. Unless otherwise determined by BPFH prior to the Subsequent Effective Time, the by-laws of BPFH, as in effect immediately prior to the Subsequent Effective Time, shall from and after the Subsequent Effective Time be the by-laws of BPFH as the Subsequent Surviving Corporation until amended in accordance with applicable law or such by-laws.

     Section 2.06 DIRECTORS AND OFFICERS. From and after the Subsequent Effective Time, the Board of Directors of BPFH as the Subsequent Surviving Corporation will consist of the directors of BPFH immediately prior to the Subsequent Effective Time, such directors to hold office, in accordance with the applicable provisions of the articles of incorporation and by-laws of BPFH as the Subsequent Surviving Corporation and until their respective successors shall be duly elected or appointed and shall duly qualify. From and after the Subsequent Effective Time, the officers of the Subsequent Surviving Corporation will consist of the officers of BPFH immediately prior to the Subsequent Effective Time, such officers to hold office, subject to the applicable provisions of the articles of incorporation and by-laws of BPFH as the Subsequent Surviving Corporation, until their respective successors shall be duly elected or appointed and shall duly qualify.

     Section 2.07 CANCELLATION OF SHARES. At the Subsequent Effective Time, by virtue of the Subsequent Merger and without any action on the part of BPFH, FSB or any shareholder of FSB, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Subsequent Effective Time shall be automatically canceled and retired and shall cease to exist.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF FSB

     As a material inducement to BPFH and Acquisition Corp. to enter into this Agreement and to consummate the transactions contemplated hereby, FSB hereby makes to BPFH and Acquisition Corp. the representations and warranties contained in this Article III, except, with respect to any Section of this Article III, as set forth in the corresponding Section of the Disclosure Schedule delivered by FSB to BPFH and Acquisition Corp. concurrently herewith (the "FSB Disclosure Schedule").

     When used in connection with FSB, FSB's Bank, or any of the Subsidiaries, the term "Material Adverse Effect" means any change or effect that is or would be materially adverse to: (a) the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of FSB, FSB's Bank and the Subsidiaries taken as a whole; or (b) the ability of FSB, FSB's Bank or the Subsidiaries to consummate the transactions contemplated hereby, excluding in each case any change or effect resulting from any change in law, rule or regulation or generally accepted accounting principles or interpretations thereof that apply to banking institutions or bank holding companies generally or any changes in economic conditions generally affecting banking institutions or bank holding companies, as a whole, which do not affect FSB in any manner or degree significantly different than the affect on banking institutions or bank holding companies generally.

     Section 3.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

          (a) FSB is a corporation, duly organized, validly existing and in good standing under the laws of the State of California and a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. FSB's Bank is a California state-chartered bank and a wholly-owned subsidiary of FSB duly organized and validly existing under the laws of the State of California. The deposit accounts of FSB's Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and all premiums and assessments required in connection therewith have been paid by FSB's Bank. As of the date hereof, no proceedings for the revocation or termination of such deposit insurance are pending or, to the best knowledge of FSB, threatened. Each Subsidiary of FSB (other than FSB's Bank) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. FSB, FSB's Bank and the Subsidiaries each has all requisite power and authority and all necessary governmental permits and approvals to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Each of FSB, FSB's Bank and the Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to have obtained such permit or approval or to be so licensed or qualified and be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect.

          (b) A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of the outstanding capital stock or other ownership interest by FSB or FSB's Bank of each Subsidiary, is set forth in Section 3.01(b) of the FSB Disclosure Schedule. Except as set forth in Section 3.01(b) of the FSB Disclosure Schedule, neither FSB nor FSB's Bank directly or indirectly owns five percent (5%) or more of the capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     Section 3.02 ARTICLES OF INCORPORATION; BY-LAWS; CORPORATE RECORDS. FSB has heretofore made available to BPFH true, complete and correct copies of the articles of incorporation and the by-laws or equivalent organizational documents, each as amended to date, of FSB, FSB's Bank and each of the Subsidiaries. Such articles of incorporation, by-laws and equivalent organizational documents are in full force and effect as of the date of this Agreement. None of FSB, FSB's Bank or the Subsidiaries is in violation of any provision of its articles of incorporation or equivalent organizational documents or of its by-laws. The minute books of FSB, FSB's Bank and each of the Subsidiaries contain in all material respects true and correct records of all meetings held or true and complete records of all other material corporate actions taken since December 1983 of their respective shareholders and boards of directors (including committees of their respective boards of directors).

     Section 3.03 CAPITALIZATION.

          (a) The authorized capital stock of FSB consists of 10,000,000 shares of FSB Stock. As of the date hereof, (i) 1,311,672 shares of FSB Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (ii) no shares of FSB Stock are held in the treasury of FSB, (iii) no shares of FSB Stock are held by FSB's Bank or any of the Subsidiaries, and (iv) 339,410 shares of FSB Stock are reserved for future issuance pursuant to the FSB Stock Option Plan, of which options to acquire 224,704 shares of FSB Stock are currently outstanding at a weighted average exercise price of $7.09 per share. Each issued and outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Each share of capital stock of each Subsidiary owned by FSB or FSB's Bank or any of the other Subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on FSB's, FSB's Bank's or such other

Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Section 3.03(a) of the FSB Disclosure Schedule sets forth a complete and correct list of all holders of FSB Stock, including options to acquire FSB Stock, and the number of shares of FSB Stock and FSB Options held by such holder.

          (b) The authorized capital stock of FSB's Bank consists of 10,000,000 shares of common stock, no par value (the "FSB's Bank Common Stock"). As of the date hereof, (i) 1 share of FSB's Bank Common Stock is issued and outstanding, which is owned by FSB free and clear of any encumbrance or lien and which is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and (ii) no shares of FSB's Bank Common Stock are held in the treasury of FSB's Bank or are held by any of the Subsidiaries.

          (c) Except for the FSB Options listed in Section 3.03(a) of the FSB Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of FSB, FSB's Bank or any of the Subsidiaries or obligating FSB, FSB's Bank or any of the Subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, FSB, FSB's Bank or any of the Subsidiaries (collectively, the "Rights"). There are no outstanding contractual obligations of FSB, FSB's Bank or any of the Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, FSB, FSB's Bank or any of the Subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary.

     Section 3.04 AUTHORITY. FSB has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the approval of FSB's shareholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FSB and the consummation of the transactions by FSB contemplated hereby have been duly and validly approved by the required vote of the Board of Directors of FSB (the "FSB Board"). The FSB Board has directed that this Agreement and the transactions contemplated hereby, including the Merger, be submitted to shareholders of FSB for approval at a meeting of such shareholders and, except for the adoption of this Agreement and approval of the Merger by the requisite vote of FSB's shareholders, no other corporate actions of proceedings on the part of FSB are necessary to approve this Agreement or the Merger or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FSB and constitutes a valid and binding obligation of FSB, enforceable against FSB in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to the general principles of equity.

     Section 3.05 NO CONFLICT. Neither the execution, delivery and performance of this Agreement by FSB, nor the consummation by FSB of the transactions contemplated hereby, nor compliance by FSB with any of the terms or provisions hereof, will (a) conflict with, violate or result in a breach of any provision of the articles of incorporation or by-laws of FSB or the articles of incorporation, by-laws or equivalent organizational documents of FSB's Bank or any of the Subsidiaries, (b) conflict with, violate or result in a breach of any statute, law, code, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to FSB, FSB's Bank or any of the Subsidiaries, or by which any property or asset of FSB, FSB's Bank or any of the Subsidiaries is bound or affected, or (c) conflict with, violate or result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any property or asset of FSB, FSB's Bank or any of the Subsidiaries pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FSB, FSB's Bank or any of the Subsidiaries is a party, or by which FSB, FSB's Bank or any of the Subsidiaries is bound or affected, except, in the case of clause (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, either individually or in the aggregate, have a Material Adverse Effect.

     Section 3.06 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by FSB does not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental or regulatory authority or instrumentality, domestic or foreign, including, without limitation, any Bank Regulator (as defined in Section 3.08(b) hereof) (each a "Governmental Entity") or with any third party, except (a) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state takeover laws, and filing and recordation of appropriate merger documents as required by the laws of the State of California, (b) for consents and approvals of or filings, registrations or negotiations with the FRB, the Massachusetts Board of Bank Incorporation (the "BBI"), the California Department of Financial Institutions (the "DFI"), and the FDIC, (c) the filings required by this Agreement and (d) where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Merger or otherwise prevent FSB from performing its obligations under this Agreement, or would not, either individually or in the aggregate, have a Material Adverse Effect. FSB is not aware of any reason why the approvals, consents and waivers of Governmental Entities referred to herein and in Section 5.01 should not be obtained.

     Section 3.07 COMPLIANCE. FSB, FSB's Bank and each of the Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all applicable laws, and have complied with and are not in conflict with, or in default or violation of, (a) any statute, code, ordinance, law, by-law, rule, regulation, order, writ, judgment, injunction or decree, published policies and guidelines of any Governmental Entity, applicable to FSB, FSB's Bank or any of the Subsidiaries or by which any property or asset of FSB, FSB's Bank or any of the Subsidiaries is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which FSB, FSB's Bank or any of the Subsidiaries is a party or by which FSB, FSB's Bank or any of the

Subsidiaries or any property or asset of FSB, FSB's Bank or any of the Subsidiaries is bound or affected, except for any such non-compliance, conflicts, defaults or violations that would not, either individually or in the aggregate, have a Material Adverse Effect and none of FSB, FSB's Bank or any of the Subsidiaries have received any notice of any violation of any such law, statute, order, rule, regulation, policy or agreement or the commencement of any proceeding in connection with any such violation, and knows of any violation of any such law, statute, order, rule, regulation, policy or agreement which would have such result. Without limiting the generality of the foregoing, none of FSB, FSB's Bank or the Subsidiaries has been advised of the existence of any facts or circumstances which would cause FSB's Bank to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder. FSB has not elected to become a "financial holding company" under the Bank Holding Company Act of 1956, as amended.

     Section 3.08 REPORTS.

          (a) FSB is not required to file any forms, reports or documents with the Securities and Exchange Commission (the "SEC"). No Subsidiary is required to file any form, report or other document with the SEC.

          (b) FSB, FSB's Bank and each of the Subsidiaries has timely filed and made available to BPFH true and complete copies of all forms, reports and documents required to be filed by each of them with all appropriate federal or state governmental or regulatory authorities charged with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including, without limitation, the DFI, the FRB and the FDIC (collectively, the "Bank Regulators") since December 31, 1997, and have paid all fees and assessments due and payable in connection therewith. Such reports as of their respective date of filing complied in all material respects with the requirements of all laws, rules and regulations enforced or promulgated by such Bank Regulators and did not contain and, with respect to filings made after the date of this Agreement, will not at the date of filing contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for normal periodic examinations conducted by the FRB (the "Bank Examinations"), the FDIC and the DFI, or any other Bank Regulator in the regular course of the business of FSB, FSB's Bank and the Subsidiaries, no Bank Regulator has initiated any proceeding or, to the knowledge of FSB, investigation into the business or operations of FSB, FSB's Bank or any of the Subsidiaries since December 31, 1997. Except as set forth in Section 3.08(b) of the FSB Disclosure Schedule, FSB, FSB's Bank and the Subsidiaries have not received any objection from any regulatory agency to any of their responses to any violation, criticism or exception by any Bank Regulator with respect to any report or statement relating to any examinations since December 31, 1997, which objection remains unresolved. FSB, FSB's Bank and each of the Subsidiaries, have resolved all violations, criticisms or exceptions by any Bank Regulator with respect to any Bank Examination.

     Section 3.09 FINANCIAL STATEMENTS.

          (a) FSB has provided to BPFH true and complete copies of the consolidated financial statements of FSB, FSB's Bank and the Subsidiaries (i) as of December 31, 2000, 2001 and 2002 and for each of the years in the three-year period ended December 31, 2002 (the "Year-End Financials") and (ii) as of March 31, 2003 and for the three months then ended (the "Interim

Financials"), including related statements of income, changes in shareholders' equity, cash flows and the notes thereto, in the case of the Year-End Financials accompanied by the audit report of Hutchinson & Bloodgood LLP, independent public accountants for FSB. The December 31, 2002 balance sheet of FSB, including the related notes, where applicable ("FSB's Base Balance Sheet"), and each of the Year-End Financials and the Interim Financials, including the related notes, where applicable, fairly presents, and the financial statements referred to in Section 5.04 hereof each will fairly present, the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of FSB, FSB's Bank and the Subsidiaries for the respective periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) has been prepared, and the financial statements referred to in Section 5.04 hereof will be prepared, in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. Each of the financial statements referred to in this Section 3.09, including, in each case, the notes thereto, comply, and the financial statements referred to in Section 5.04 hereof will comply, with applicable accounting requirements and to the extent applicable thereto with the published rules and regulations of the Bank Regulators. Without limiting the generality of the foregoing, the allowance for possible loan losses included in the financial statements referred to in this Section 3.09 was, and the allowance for possible loan losses to be included in the financial statements referred to in Section 5.04 hereof will be, determined in accordance with GAAP. The books and records of FSB, FSB's Bank and the Subsidiaries are true and complete and have been, and are being, maintained in accordance with applicable legal and accounting requirements.

          (b) The consolidated balance sheet of FSB, FSB's Bank and the Subsidiaries as of March 31, 2003, including the notes thereto, makes adequate provision for all material liabilities and obligations of every nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) of FSB, FSB's Bank and the Subsidiaries as of March 31, 2003, and except as and to the extent set forth on such consolidated balance sheet, none of FSB, FSB's Bank or the Subsidiaries has any material liability or obligation of any nature, known or unknown, whether accrued, absolute, contingent or otherwise and whether due or to become due.

     Section 3.10 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of FSB's Base Balance Sheet, except as contemplated by this Agreement or as set forth in
Section 3.10 of the FSB Disclosure Schedule, FSB, FSB's Bank and the Subsidiaries have conducted their businesses only in the ordinary course and in manners consistent with past practice and, since the date of FSB's Base Balance Sheet, there has not been (a) either individually or in the aggregate, any change which has had or could reasonably be expected to have Material Adverse Effect, (b) any material damage, destruction or loss with respect to any property or asset of FSB, FSB's Bank or any of the Subsidiaries, (c) any change by FSB, FSB's Bank or any of the Subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by FSB's independent accountants, (d) any revaluation by FSB, FSB's Bank or any of the Subsidiaries of any asset, including, without limitation, any writing down of the value of investments or writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by FSB, FSB's Bank or any of the Subsidiaries into any contract or commitment (other than with respect to Loans, as hereinafter defined) of more than $25,000, except in the ordinary course of business consistent with past practice or with a term of more than one year (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of FSB, FSB's Bank or any of the Subsidiaries or any redemption, purchase or other acquisition of any of its securities, (g) except as would have been permitted by Section 5.11(d) hereof, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of FSB, FSB's Bank or any of the Subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of FSB, FSB's Bank or any of the Subsidiaries, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by FSB, FSB's Bank or any of the Subsidiaries for federal or state income tax purposes, (j) any change in the credit policies or procedures of FSB, FSB's Bank or any of the Subsidiaries, the effect of which was or is to make any such policy or procedure materially less restrictive, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including, without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, other than in the ordinary course of business consistent with past practice, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) any mortgage, pledge, lien or lease of any assets, tangible or intangible, of FSB, FSB's Bank or any of the Subsidiaries with a value in excess of $25,000 in the aggregate other than in connection with pledged deposits, (n) any acquisition or disposition of any assets or properties having a value in excess of $25,000, or any contract for any such acquisition or disposition entered into, other than the acquisition or disposition of Loans in the ordinary course of business consistent with past practice, or (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

     Section 3.11 ABSENCE OF LITIGATION. None of FSB, FSB's Bank or the Subsidiaries is a party to any, and there are no pending, or to the knowledge of FSB, threatened, legal, administrative, arbitral or other claims, actions, proceedings or investigations of any nature, against FSB, FSB's Bank or any of the Subsidiaries or any property or asset of FSB, FSB's Bank or any of the Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, either individually or in the aggregate, could have a Material Adverse Effect and, to FSB's knowledge, no facts or circumstances exist which could reasonably form the basis of such a claim, action, proceeding or investigation. None of FSB, FSB's Bank or the Subsidiaries, or any property or asset of FSB FSB's Bank or any of the Subsidiaries, is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area in which it presently does business or has or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     Section 3.12 EMPLOYEE BENEFIT PROGRAMS.

          (a) Section 3.12(a) of the FSB Disclosure Schedule sets forth a list of every Employee Program (as defined below) currently maintained by FSB, FSB's Bank or an Affiliate (as defined below).

          (b) Each Employee Program which has ever been maintained by FSB, FSB's Bank or an Affiliate and which has been intended to qualify under Section 401(a) or 501(c)(9) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Program through and including the Closing Date (or, if earlier, the date that all of such Employee Program's assets were distributed). No event or omission has occurred which would cause any Employee Program to lose its qualification or otherwise fail to satisfy the relevant requirements to provide tax-favored benefits under the applicable Code Section (including without limitation Code Sections 105, 125, 401(a), and 501(c)(9)). Each asset held under any such Employee Program may be liquidated or terminated without the imposition of any redemption fee, surrender charge or comparable liability. No partial termination (within the meaning of Section 411(d)(3) of the Code) has occurred with respect to any Employee Program that is qualified under Section 401(a) of the Code.

          (c) None of FSB, FSB's Bank or any Affiliate knows, nor should any of them reasonably know, of any material failure of any party to comply with any laws applicable to the Employee Programs that are currently maintained by FSB, FSB's Bank or any Affiliate. With respect to any Employee Program currently maintained by FSB, FSB's Bank or any Affiliate, there has been no (i) "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975, (ii) material failure to comply with any provision of ERISA, other applicable law, or any agreement, or (iii) non-deductible contribution, which, in the case of any of (i), (ii) or (iii), could subject FSB, FSB's Bank or any Affiliate to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by FSB, FSB's Bank or any Affiliate, for all periods prior to the Closing Date, either have been made or have been accrued.

          (d) None of FSB, FSB's Bank nor any Affiliate has incurred any liability under title IV of ERISA which has not been paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by FSB, FSB's Bank or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by FSB, FSB's Bank or an Affiliate and subject to title IV of ERISA, there has been no (nor will be any as a result of the transactions contemplated by this Agreement) (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or
(ii) event or condition which presents a material risk of plan termination or any other event that may cause FSB, FSB's Bank or any Affiliate to incur liability or have a lien imposed on its assets under title IV of ERISA. No Employee Program maintained by FSB, FSB's Bank or an Affiliate and subject to title IV of ERISA (other than a Multiemployer Plan (as defined below)) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18). Neither FSB, FSB's Bank nor any Affiliate has ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by FSB, FSB's Bank or any Affiliate has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

          (e) With respect to each Employee Program maintained by FSB, FSB's Bank or any Subsidiary, complete and correct copies of the following documents (if applicable to such Employee Program) have previously been delivered to BPFH:
(i) all documents embodying or governing such Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Employee Program under Code Section 401(a) or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS; (iii) the three (3) most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the three (3) most recent actuarial valuation reports completed with respect to such Employee Program; (v) the summary plan description for such Employee Program (or other descriptions of such Employee Program provided to employees) and all modifications thereto; (vi) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Employee Program; and (vii) any registration statement or other filing made pursuant to any federal or state securities law.

          (f) Each Employee Program required to be listed in Section 3.12(a) of the FSB Disclosure Schedule may be amended, terminated, or otherwise modified by FSB, FSB's Bank or the Affiliate to the greatest extent permitted by applicable law, including the elimination of any and all future benefit accruals under any Employee Program, except as set forth in Section 3.12(f) of the FSB Disclosure Schedule and no employee communications or provision of any Employee Program document has failed effectively to reserve the right of FSB, FSB's Bank or the Affiliate to so amend, terminate, or otherwise modify such Employee Program.

          (g) Each Employee Program currently maintained by FSB or FSB's Bank (including each non-qualified deferred compensation arrangement) is maintained in material compliance with all applicable requirements of federal and state securities laws, including (without limitation, if applicable) the requirements that the offering of interests in such Employee Program be registered under the Securities Act, and/or state "Blue Sky" laws.

          (h) Each Employee Program currently maintained by FSB, FSB's Bank or an Affiliate has complied in all material respects with the applicable notification and other applicable requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, Health

Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998.

          (i) For purposes of this section:

               (i) "EMPLOYEE PROGRAM" means (x) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; (y) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements (including any informal arrangements) not described in (x) above, including, without limitation, any arrangement intended to comply with Code
          Section 120, 125, 127, 129, or 137; and (z) all plans or arrangements providing compensation to employee and non-employee directors. In the case of an Employee Program funded through a trust described in Code
          Section 401(a) or an organization described in Code Section 501(c)(9), or any other funding vehicle, each reference to such Employee Program shall include a reference to such trust, organization or other vehicle.

               (ii) An entity "MAINTAINS" an Employee Program if such entity sponsors, contributes to, or provides benefits under or through such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under or through such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries).

               (iii) An entity is an "AFFILIATE" of FSB if it would have ever been considered a single employer with FSB under ERISA Section 4001(b) or part of the same "controlled group" as FSB for purposes of ERISA
          Section 302(d)(8)(C).

               (iv) "MULTIEMPLOYER PLAN" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

     Section 3.13 LABOR MATTERS. No work stoppage involving FSB, FSB's Bank or any of the Subsidiaries is pending or, to the knowledge of FSB, threatened. None of FSB, FSB's Bank or the Subsidiaries is involved in, or, to the knowledge of FSB, threatened with or affected by, any dispute, arbitration, lawsuit or administrative proceeding relating to labor or employment matters which might reasonably be expected to interfere with the respective business activities of FSB, FSB's Bank or any of the Subsidiaries. No employees of FSB, FSB's Bank or any of the Subsidiaries are represented by any labor union, and, to the knowledge of FSB, no labor union is attempting to organize employees of FSB, FSB's Bank or any of the Subsidiaries.

     Section 3.14 PROPERTY AND LEASES.

          (a) Each of FSB, FSB's Bank and the Subsidiaries has good and marketable title to all the real property and all other property owned by it and included in the consolidated balance sheet of FSB, FSB's Bank and the Subsidiaries included in the Interim Financials. Each parcel of real property, and each item of personal property, owned or leased by FSB, FSB's Bank or any of the Subsidiaries (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (v) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (w) inchoate mechanics' and materialmen's Liens for construction in progress, (x) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of FSB, FSB's Bank or such Subsidiary consistent with past practice,
(y) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and (z) those items that secure public or statutory obligations, public deposits, repurchase agreements, or any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities, or any transaction by a Subsidiary acting in a fiduciary capacity, and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of FSB, has any such condemnation, expropriation or taking been proposed. None of FSB, FSB's Bank or the Subsidiaries has received any notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its properties.

          (b) All leases of real property leased for the use or benefit of FSB, FSB's Bank or any of the Subsidiaries to which FSB, FSB's Bank or any of the Subsidiaries is a party, and all amendments and modifications thereto, are in full force and effect, and there exists no default under any such lease by FSB, FSB's Bank or any of the Subsidiaries, nor, to the knowledge of FSB, any event which with notice or lapse of time or both would constitute a material default thereunder by FSB, FSB's Bank or any of the Subsidiaries.

     Section 3.15 TAXES AND TAX RETURNS.

          (a) Each of FSB, FSB's Bank and the Tax Subsidiaries (as defined below) has filed all Tax Returns (as defined below) that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes (as defined below) owed by FSB, FSB's Bank and the Tax Subsidiaries (whether or not shown on any Tax Return) have been paid. None of FSB, FSB's Bank or the Tax Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where FSB, FSB's Bank or the Tax Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests (as defined below) on any of the assets of FSB, FSB's Bank or the Tax Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of FSB, FSB's Bank and the Tax Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing or credited to the account of any customer, employee, independent contractor, creditor, shareholder, or other third party.

          (c) No director or officer (or employee responsible for Tax matters) of FSB, FSB's Bank or the Tax Subsidiaries expects any authority to assess any additional material Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of FSB, FSB's Bank or the Tax Subsidiaries either (i) claimed or raised by any authority in writing or
(ii) as to which any of the directors and officers (and employees responsible for Tax matters) of FSB, FSB's Bank or the Tax Subsidiaries has knowledge based upon personal contact with any agent of such authority. Section 3.15(c) of the FSB Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to FSB, FSB's Bank or the Tax Subsidiaries for taxable periods ending on or after December 31, 1996, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. FSB has delivered to BPFH correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies against or agreed to by FSB, FSB's Bank or the Tax Subsidiaries since December 31, 1996.

          (d) None of FSB, FSB's Bank or any Tax Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) None of FSB, FSB's Bank or any Tax Subsidiary has filed a consent under Section 341(f) of the Code, concerning collapsible corporations. No property of FSB, FSB's Bank or any Tax Subsidiary is property that FSB, FSB's Bank or any Tax Subsidiary is "tax-exempt use property" within the meaning of Code Section 168(h). Except as set forth in Section 3.15(e) of the FSB Disclosure Schedule, none of FSB, FSB's Bank or any Tax Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or Code Section 162(m). None of FSB, FSB's Bank or any Tax Subsidiary has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of FSB, FSB's Bank or any Tax Subsidiary is a party to any Tax allocation or sharing agreement except for an agreement between FSB and FSB's Bank. None of FSB, FSB's Bank or any Tax Subsidiary (i) has been a member of an Affiliated Group (as defined below) filing a consolidated federal income Tax Return (other than a group the common parent of which was FSB), (ii) has any Liability (as defined below) for the Taxes of any Person (other than FSB, FSB's Bank or any Subsidiary) under Treasury Regulations Section 1.1506-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, (iii) has distributed the stock of any corporation (or had its stock distributed) in any transaction satisfying the requirements of Section 355 of the Code since April 16, 1997, or (iv) failed to disclose on any federal income Tax Return all positions taken therein that could give rise to a substantive understatement of income tax penalty for FSB, FSB's Bank or any Tax Subsidiary within the meaning of Section 6662 of the Code.

          (f) The unpaid Taxes of FSB, FSB's Bank and each Subsidiary (i) did not, as of March 31, 2003, exceed by any material amount the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of FSB's consolidated balance sheet as of March 31, 2003 (rather than in any notes thereto) and (ii) do not exceed by any material amount that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FSB, FSB's Bank and each Tax Subsidiary in filing their Tax Returns.

          (g) Except as provided in Section 3.15(g) of the FSB Disclosure Schedule none of FSB, FSB's Bank or any Tax Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481 (or any corresponding or similar provision of state, local or foreign income Tax law);
(ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

          (h) For purposes of this Section 3.15:

          "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a).

          "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for Taxes not yet due and payable, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (iv) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, net worth, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and includes amounts for which FSB,

FSB's Bank or any Subsidiary is liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture, or other entity.

          "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "TAX SUBSIDIARY" means a Subsidiary that is a corporation or a partnership for United States federal income tax purposes and if, a corporation, which is a member of an Affiliated Group that files consolidated federal income tax returns with FSB as common parent, or, if a partnership, in which FSB, FSB's Bank or any of the Subsidiaries holds at least a fifty percent (50%) capital or profits interest, and unless otherwise indicated thereon includes all Subsidiaries listed in Section 3.01(b) of the FSB Disclosure Schedule.

     Section 3.16 CERTAIN CONTRACTS.

          (a) Except as set forth in Section 3.16(a) of the FSB Disclosure Schedule, none of FSB, FSB's Bank or any Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer or consultant; (ii) which, upon the consummation of the transactions contemplated by this Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from FSB, FSB's Bank, or any of its Subsidiaries to any officer or employee thereof; (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in whole or in part after the date of this Agreement; (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on sixty (60) days or less notice involving the payment of more than $25,000 per annum; (v) which materially restricts the conduct of any line of business by FSB, FSB's Bank, or any of the Subsidiaries; (vi) with or to a labor union or guild (including any collective bargaining agreement); or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. FSB has previously delivered or made available to BPFH true and complete copies of all employment, consulting and deferred compensation agreements to which FSB, FSB's Bank or any of the Subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 3.16(a) of the FSB Disclosure Schedule, is referred to herein as an "FSB Contract."

          (b) (i) each FSB Contract is legal, valid and binding upon FSB, FSB's Bank or such Subsidiary, as the case may be, and in full force and effect, (ii) FSB, FSB's Bank and each of the Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each such FSB Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of FSB, FSB's Bank or any of the Subsidiaries under any such FSB Contract.

     Section 3.17 EMPLOYMENT CONTRACTS. Except as set forth in Section 3.17 of the FSB Disclosure Schedule, none of FSB, FSB's Bank or any Subsidiary is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) with respect to the employment of any employee, which is not terminable at will and that provides for any payment of severance.

     Section 3.18 LOAN PORTFOLIO. Except as set forth in Section 3.18 of the FSB Disclosure Schedule, none of FSB, FSB's Bank or any Subsidiary is a party to any written or oral (a) loan agreement, note or borrowing arrangement (including, without limitation, leases and credit enhancements) (each a "Loan" and, collectively, "Loans") as to which the obligor is, as of the date of this Agreement, over ninety (90) days delinquent in payment of principal or interest, or (b) Loan with any director, executive officer or, to the knowledge of FSB, five percent (5%) shareholder of FSB, FSB's Bank or any of the Subsidiaries, or to the knowledge of FSB, any Person controlling, controlled by or under common control with any of the foregoing. To the knowledge of FSB, all of the Loans originated and held on the date hereof and at the Effective Time by FSB, FSB's Bank and the Subsidiaries, and any other Loans purchased and held currently and at the Effective Time by FSB, FSB's Bank and the Subsidiaries, were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies and procedures of FSB, FSB's Bank and the Subsidiaries. Section 3.18 of the FSB Disclosure Schedule sets forth as of the date hereof, (i) all of the Loans of FSB, FSB's Bank or any of the Subsidiaries that as of the date of this Agreement are classified by FSB or FSB's Bank as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of FSB, FSB's Bank and the Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of such Loans by category, it being understood that no representation is being made that the FDIC or the DFI would agree with the loan classifications contained in Section 3.18 of the FSB Disclosure Schedule. FSB shall promptly inform BPFH in writing of any Loan that becomes classified in the manner described in this Section 3.18, or any Loan the classification of which is materially and adversely changed at any time after the date of this Agreement. The information (including electronic information and information contained on tapes and computer disks) with respect to the Loans furnished to BPFH by FSB is true and complete in all material respects.

     Section 3.19 INVESTMENT SECURITIES. Section 3.19(a) of the FSB Disclosure Schedule sets forth the book and market value as of March 31, 2003 of the investment securities, mortgage-backed securities and securities held for sale by FSB, FSB's Bank and the Subsidiaries. Section 3.19(b) of the FSB Disclosure Schedule sets forth the names of all the joint ventures in which FSB, FSB's Bank or any of the Subsidiaries has an investment (whether or not such joint ventures remain active). Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arm's-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in FSB's Base Balance Sheet, and none of the material investments made by FSB, FSB's Bank or any of the Subsidiaries since the date of FSB's Base

Balance Sheet, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. FSB and FSB's Bank have (x) properly reported as such any investment securities which are required under GAAP to be classified as "available for sale" at the lower of cost or market, and (y) accounted for any decline in the market value of its marketable equity securities portfolio in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 12 and Staff Accounting Bulletin No. 59, including, without limitation, the recognition through FSB's consolidated statement of operations of any unrealized loss with respect to any individual marketable equity security as a realized loss in the accounting period in which a decline in the market value of such security is determined to be "other than temporary."

     Section 3.20 DERIVATIVE TRANSACTIONS. None of FSB, FSB's Bank or the Subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar off-balance sheet derivative instruments.

     Section 3.21 INSURANCE. Section 3.21 of the FSB Disclosure Schedule contains a list of the insurance policies currently maintained by FSB, FSB's Bank and the Subsidiaries. FSB has made available to BPFH true and complete copies of all material policies of insurance of FSB, FSB's Bank and the Subsidiaries currently in effect. All of the policies relating to insurance maintained by each of FSB, FSB's Bank and the Subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor) are in full force and effect and none of FSB, FSB's Bank or the Subsidiaries has received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers of FSB or FSB's Bank which are maintained by FSB or FSB's Bank or which are otherwise included as assets on the books of FSB or FSB's Bank (a) are, or will at the Effective Time be, owned by FSB or FSB's Bank, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which FSB and FSB's Bank agree that there will not be an amendment prior to the Effective Time without the consent of BPFH, and (b) are accounted for properly as assets on the books of FSB or FSB's Bank, as applicable, in accordance with GAAP in all material respects. None of FSB, FSB's Bank or the Subsidiaries has any material liability for unpaid premiums or premium adjustments not properly reflected on FSB's consolidated financial statements described in Section 3.09 and Section 5.04.

     Section 3.22 ENVIRONMENTAL MATTERS.

          (a) Except as set forth in written reports contained in files respecting each Participation Facility or Loan Property (each defined below), each of FSB, FSB's Bank and the Subsidiaries and, to the knowledge of FSB, the Participation Facilities and the Loan Properties, are, and have been, in compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA"), other federal agencies and state and local agencies with jurisdiction over pollution, handling, use and disposal of Hazardous Materials (as defined below), or protection of the environment ("Environmental Laws"). To the knowledge of FSB, none of FSB, FSB's Bank or the Subsidiaries has any liability under Environmental Laws related to, as a result of, or in connection with its activities at any Participation Facility.

          (b) There is no suit, claim, action or proceeding pending or, to the knowledge of FSB, threatened, before the EPA or any other Governmental Entity or other forum in which FSB, FSB's Bank or any of the Subsidiaries or any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor), with any Environmental Law, or (ii) relating to the release into, threat of release into, or presence in the Environment (as defined below) of any Hazardous Materials or Oil (as defined below), whether or not occurring at or on a site owned, leased or operated by FSB, FSB's Bank or any of the Subsidiaries or any Participation Facility.

          (c) To the knowledge of FSB, there is no suit, claim, action or proceeding pending or threatened before the EPA or any other Governmental Entity or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into, threat of release into, or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property.

          (d) None of FSB, FSB's Bank or the Subsidiaries, nor to FSB's knowledge, any Participation Facility or any Loan Property, has received any notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 3.22 could reasonably be based. No facts or circumstances have come to FSB's attention which have caused it to believe that a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 3.22 could reasonably be expected to occur.

          (e) During the period of (i) FSB's, FSB's Bank's or any of the Subsidiaries' ownership or operation of any of their respective current properties, (ii) FSB's, FSB's Bank's or any of the Subsidiaries' participation in the management of any Participation Facility, or (iii) to FSB's knowledge, FSB's, FSB's Bank's or any of the Subsidiaries' holding of a security interest in a Loan Property, there has been no release, threat of release, or presence in the Environment of Hazardous Material or Oil in, on, under or affecting such property or, to the knowledge of FSB, such Participation Facility or Loan Property. To the knowledge of FSB, except as set forth in written reports in the loan files for any Participation Facility or Loan Property prior to the period of (x) FSB's, FSB's Bank's or any of the Subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, (y) FSB's, FSB's Bank's or any of the Subsidiaries' participation in the management of any Participation Facility, or (z) FSB's, FSB's Bank's or any of the Subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material or Oil in, on, under or affecting any such property, Participation Facility or Loan Property.

          (f) The following definitions apply for purposes of this Section 3.22:
(i) "LOAN PROPERTY" means any property in which FSB, FSB's Bank or any of the Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (ii) "PARTICIPATION FACILITY" means any facility in which FSB, FSB's Bank or any of the Subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (iii) "HAZARDOUS

MATERIAL" means any pollutant, contaminant, toxic substance or hazardous substance or hazardous material or hazardous waste as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act, the Federal Clean Water Act, the Toxic Substances Control Act, and any other federal, state, or local environmental law, regulation, or requirement; (iv) "OIL" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. ss. 1251 et seq., the Oil Pollution Act of 1990 and any other Environmental Law; and (v) "ENVIRONMENT" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium.

     Section 3.23 INTELLECTUAL PROPERTY. FSB, FSB's Bank and each of the Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and none of FSB, FSB's Bank or the Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. FSB, FSB's Bank and each of the Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     Section 3.24 TRUST BUSINESS.

          (a) None of FSB, FSB's Bank or the Subsidiaries acts in any capacity, including, but not limited to, serving as a trustee, agent, custodian, personal representative, executor, administrator, guardian, conservator or investment advisor, for any trust, estate, foundation, individual account or other Person.

          (b) None of FSB, FSB's Bank or the Subsidiaries is required to register as an "investment adviser" under the Investment Advisers Act of 1940, as amended.

          (c) None of FSB, FSB's Bank or the Subsidiaries is a "broker" or "dealer" within the meaning of the Exchange Act, or a "commodity pool operator" or "commodity trading adviser" within the meaning of the Exchange Act, or a "commodity pool operator" or "commodity trading adviser" within the meaning of the Commodity Exchange Act. None of FSB, FSB's Bank or the Subsidiaries or their respective officers and employees is required to be registered as a broker or dealer with the SEC.

     Section 3.25 AGREEMENTS WITH BANK REGULATORS. None of FSB, FSB's Bank or the Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its loan loss allowances or reserves, its credit policies or its management, or overall safety and soundness or such entity's ability to perform its obligations hereunder and none of FSB, FSB's Bank or any Subsidiary has been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. None of FSB, FSB's Bank or the Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which FSB, FSB's Bank or any of the Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

     Section 3.26 MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or director of FSB, FSB's Bank or any of the Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of FSB, FSB's Bank or any of the Subsidiaries that would be required to be disclosed in a proxy statement to shareholders under Regulation 14A of the Exchange Act.

     Section 3.27 BROKERS' FEES. Except as set forth in Section 3.27 of the FSB Disclosure Schedule, there is no agreement or understanding pursuant to which any broker, finder or investment banker is entitled to, or is expected to receive, any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or otherwise, based upon arrangements made by or on behalf of FSB.

     Section 3.28 STATE TAKEOVER LAWS. The FSB Board has approved the transactions contemplated by this Agreement and taken all other requisite action to exempt this Agreement and the transactions contemplated hereby from the requirements of any "moratorium," business combination," "control share," "fair price" or other takeover defense laws and regulations of the State of California.

     Section 3.29 CAPITALIZATION. FSB and FSB's Bank are "well capitalized" as such term is defined in the rules and regulations promulgated by the Federal Reserve Board and the FDIC.

     Section 3.30 ANTI-MONEY LAUNDERING AND CUSTOMER INFORMATION SECURITY. Neither FSB nor FSB's Bank is aware of, has been advised of, or has reason to believe that any facts or circumstances exist which would cause FSB's Bank: (a) to be deemed to be operating in violation in any material respect of the federal Bank Secrecy Act, as amended and its implementing regulations (31 CFR part 103), the USA Patriot Act of 2001, Public Law 107-56, (the "USA Patriot Act") and the regulations promulgated thereunder, any order issued with respect to anti-money laundering by the U.S. Treasury's Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (b) to be deemed not to be in satisfactory compliance in any material respect with the privacy of customer information requirements contained in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder as well as the provisions of the Information Security Program adopted by FSB's Bank pursuant to 12 CFR Part 364. Furthermore, the Board of Directors of FSB's Bank has adopted and FSB's Bank has implemented an anti-money laundering program that meets the requirements in all material respects of Section 352 of the USA Patriot Act and the regulations thereunder.

     Section 3.31 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in any schedule, certificate, list or other information furnished to


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


BPFH in connection with this Agreement or the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. There is no fact or circumstance relating to the business, operations or condition of FSB, FSB's Bank or any of the Subsidiaries (other than facts relating to general economic trends or conditions relating to the banking and financial services industry as a whole) that currently is having a Material Adverse Effect or which in the future could have a Material Adverse Effect that is not set forth in this Agreement or in the FSB Disclosure Schedule.

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BPFH AND ACQUISITION CORP.

     As a material inducement to FSB to enter into this Agreement and to consummate the transactions contemplated hereby, each of BPFH hereby makes to FSB the representations and warranties contained in this Article IV.

     When used in connection with BPFH, the term "BPFH Material Adverse Effect" means any change or effect that is or would be materially adverse to: (i) the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of BPFH; or (ii) the ability of BPFH to consummate the transactions contemplated hereby, excluding in each case any change or effect resulting from any change in law, rule or regulation or generally acceptable accounting principles or interpretations thereof that apply to banking institutions or bank holding companies generally or any changes in economic conditions generally affecting banking institutions or bank holding companies, as a whole, which do not affect BPFH in any manner or degree significantly different than the affect on banking institutions or bank holding companies generally.

     Section 4.01 CORPORATE ORGANIZATION. BPFH is a corporation, duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts and a bank holding company registered with the FRB under the Bank Holding Company Act of 1956, as amended. BPFH has all requisite power and authority and all necessary governmental approvals to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and be in good standing would not, either individually or in the aggregate, have a BPFH Material Adverse Effect. Acquisition Corp. will be a corporation duly organized, validly existing and in good standing under the CGCL.

     Section 4.02 AUTHORITY. BPFH has and Acquisition Corp. will have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of

Directors of BPFH (the "BPFH Board"). This Agreement has been duly and validly executed and delivered by BPFH and constitutes a valid and binding obligation of each of BPFH, enforceable against BPFH in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

     Section 4.03 NO CONFLICT. Neither the execution, delivery and performance of this Agreement by BPFH, nor the consummation by each of BPFH of the transactions contemplated hereby, nor compliance by BPFH with any of the terms or provisions hereof, will: (a) conflict with, violate or result in a breach of any provision of the articles of incorporation or by-laws of BPFH; (b) violate or result in a breach of any statute, code, ordinance, rule, regulation, order, writ, judgment, injunction or decree applicable to BPFH, or by which any property or asset of BPFH is bound or affected; or (c) conflict with, violate or result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event, which, with notice or lapse of time, or both, would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any property or asset of BPFH pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which BPFH is a party, or by which BPFH is bound or affected, except, in the case of clause (c) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, either individually or in the aggregate, have a BPFH Material Adverse Effect.

     Section 4.04 CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by BPFH does not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity or with any third party, except (a) such approvals as may be required by the FRB, the FDIC, the BBI, the Massachusetts Housing Partnership Fund, the Commissioner of Banks of the Commonwealth of Massachusetts (the "Massachusetts Bank Commissioner") and the DFI; (b) the filing of the Registration Statement with the SEC and the issuance by the SEC of an order declaring the Registration Statement effective; (c) the filing of the Agreement of Merger with the California Secretary; (d) such approvals as may be required for the inclusion on the Nasdaq National Market of the BPFH Stock to be issued in the Merger; and (e) where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Merger or otherwise prevent BPFH or Acquisition Corp. from performing its obligations under this Agreement, or would not, either individually or in the aggregate, have a BPFH Material Adverse Effect. Except as previously disclosed in writing to FSB, BPFH is not aware of any reason why the approvals, consents and waivers of Governmental Entities referred to herein and in Section 6.01 should not be obtained.

     Section 4.05 CAPITALIZATION. As of March 31, 2003, the authorized capital stock of BPFH consisted of 70,000,000 shares of common stock, of which 22,647,643 shares were outstanding as of March 31, 2003, and 2,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of BPFH Stock are duly authorized, validly issued, fully paid and nonassessable. The BPFH Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, except for shares of BPFH Stock issuable pursuant to the BPFH Stock Option Plans, BPFH 401(k) Plan, the BPFH ESPP, the BPFH Deferred Compensation Plan and the BPFH dividend reinvestment plan and by virtue of this Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BPFH Stock nor any securities convertible into such stock, and BPFH is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock.

     Section 4.06 COMPLIANCE. BPFH holds and has at all times within the last six (6) years, held, all governmental authorizations necessary for the lawful conduct of its business under and pursuant to all applicable laws, and has complied with and is not in conflict with, or in default or violation of, (a) any law, regulation, order, writ, judgment, injunction or decree of any Governmental Entity, applicable to BPFH or by which any property or asset of BPFH is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, or permit to which BPFH is a party or by which BPFH or any property or asset of BPFH is bound or affected, except for any such non-compliance, conflicts, defaults or violations described in the foregoing clauses (a) and (b) that would not, either individually or in the aggregate, have a BPFH Material Adverse Effect; and BPFH does not know of, or has not received notice of, any violation of any of the above. BPFH has not elected to become a "financial holding company" under the Bank Holding Company Act of 1956, as amended.

     Section 4.07 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to the knowledge of BPFH, threatened against BPFH or any affiliate of BPFH that would prevent the consummation of the transactions contemplated by this Agreement.

     Section 4.08 CAPITAL; FINANCING. On the date hereof, BPFH is "well capitalized," as such term is defined in the rules and regulations promulgated by the FRB. BPFH will have available to it sources of capital and financing sufficient to fulfill its obligation hereunder to pay the Merger Consideration.

     Section 4.09 FINDER'S FEE. BPFH has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

     Section 4.10 SEC DOCUMENTS; FINANCIAL REPORTS; AND REGULATORY REPORTS.

          (a) BPFH's Annual Report on Form 10-K, as amended through the date hereof, for the fiscal year ended December 31, 2002 (the "BPFH 2002 Form 10-K"), and all other reports, registration statements, definitive proxy statements or information statements required to be filed by BPFH or any of its Subsidiaries subsequent to December 31, 2002 under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (collectively, "BPFH SEC Documents"), with the SEC, and all of BPFH SEC Documents filed with the SEC, in the form filed or to be filed, as of their respective dates (i) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such BPFH SEC Document (including the related notes and schedules thereto) fairly presents and will fairly present in all material respects the financial position of the entity or entities to which such balance sheet relates as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such BPFH SEC Documents (including any related notes and schedules thereto) fairly presents and will fairly present in all material respects the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which such statement relates for the periods to which it relates, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (b) Since December 31, 2000, BPFH and its Subsidiaries have duly filed with the FRB, the FDIC, the Massachusetts Bank Commissioner and the DFI and any other applicable regulatory authority, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate in compliance with the requirements of applicable laws and regulations. Except as previously disclosed in writing to FSB, in connection with the most recent examinations of BPFH and its Subsidiaries by the FRB, the FDIC, the Massachusetts Bank Commissioner or DFI or any other applicable regulatory authority, BPFH or the relevant Subsidiary was not required to correct or change any action, procedure or proceeding which it believes has not in all material respects been corrected or changed as required.

     Section 4.11 AGREEMENTS WITH BANK AND SECURITIES REGULATORS. Except as previously disclosed in writing to FSB, BPFH is not a party to any formal regulatory enforcement action or any written agreement, memorandum of understanding, board resolution with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Bank Regulator or the SEC or any state securities administration, agency or authority (collectively, "Securities Regulators") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its loan loss allowances or reserves, its credit policies or its management, or overall safety and soundness or such entity's ability to perform its obligations hereunder and BPFH has not been informed by any Bank Regulator or Securities Regulator that it is contemplating issuing or requesting any such action, order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. BPFH is not a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which BPFH is entitled to receive financial assistance or indemnification from any governmental agency.

ARTICLE V COVENANTS OF FSB

          Section 5.01 CONSENTS AND APPROVALS. FSB will use its reasonable best efforts in good faith to take, or to cause to be taken, all actions, and to do, or cause to be done, all necessary, proper or desirable actions to cause all conditions to the obligations of the parties hereunder to be satisfied as promptly as practicable and to obtain or cause to be obtained prior to the Closing Date all necessary consents to and approvals of the performance of its obligations under this Agreement, including, without limitation, the consents and approvals described on SCHEDULE 5.01. FSB will cooperate in all respects with BPFH with a view toward obtaining timely satisfaction of the conditions to the Closing set forth herein, it being understood that all fees and expenses associated with obtaining required governmental consents and approvals shall be paid in accordance with Section
9.01 hereof. FSB shall make all filings, document submissions, applications, statements and reports to all federal, state or local government agencies or entities which are required to be made by it prior to the Closing Date pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby, it being understood that the required filing fees in connection therewith shall be paid in accordance with Section
9.01 hereof unless prohibited by law. FSB shall (a) furnish to BPFH copies of all filings and such necessary information and assistance as may be requested by BPFH in connection with its preparation of required filings or submissions to any governmental agency and (b) keep BPFH informed of the status of any inquiries made of it by any federal, state or local governmental agency or authority with respect to this Agreement or the transactions contemplated hereby.

     Section 5.02 REGULATORY MATTERS. FSB shall furnish all information concerning FSB, FSB's Bank and the Subsidiaries as may be reasonably requested in connection with BPFH's efforts to promptly prepare and file any statement, filing, notice or application made by or on behalf of BPFH or its subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

     Section 5.03 ACCESS TO INFORMATION.

          (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, FSB shall, and shall cause FSB's Bank and each of the Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of BPFH, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including, without limitation, work papers of independent auditors) and, during such period, FSB shall, and shall cause FSB's Bank and the Subsidiaries to, make available to BPFH: (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which FSB is not permitted to disclose under applicable law); (ii) copies of all periodic reports to senior management, including, without limitation, reports on non-performing loans and other asset quality matters and all materials furnished to the FSB Board or the Board of Directors of FSB's Bank relating to asset quality generally; and (iii) all other information concerning its business, properties and personnel as BPFH may reasonably request (other than information which FSB is not permitted to disclose under applicable law). Neither FSB nor FSB's Bank nor any of the Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of FSB's, FSB's Bank's or the Subsidiaries' customers, jeopardize the attorney-client privilege of the Person in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b) Without limiting the generality of the foregoing, FSB shall cooperate with BPFH in compiling the following with respect to each of FSB, FSB's Bank and each Subsidiary (or, in the case of clause (ii) below, with respect to FSB's Bank and each Subsidiary) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Effective Date giving effect to the consummation of the transactions contemplated hereby): (i) the basis of FSB, FSB's Bank and each Subsidiary in its assets; (ii) the basis of the shareholder(s) of FSB's Bank and each Subsidiary in its stock, or the amount of any excess loss account (as defined in Treasury Regulations Section 1.1502-19); (iii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to FSB, FSB's Bank and any Subsidiary; and (iv) the amount of any deferred gain or loss allocable to FSB, FSB's Bank or any Subsidiary arising out of any deferred intercompany transaction (as defined in Treasury Regulations Section 1.1502-13).

          (c) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein or any condition to the obligations of the parties hereto.

     Section 5.04 FINANCIAL AND OTHER STATEMENTS. Notwithstanding anything to the contrary in Section 5.03, during the term of this Agreement, FSB shall provide to BPFH the following documents and information:

          (a) As soon as reasonably available, but in no event more than thirty-five (35) days after the end of each fiscal quarter ending after the date of this Agreement, FSB will deliver to BPFH, FSB's Bank's quarterly Call Report as filed with the FDIC. As soon as reasonably available, but in no event more than sixty (60) days after the end of each fiscal year ending after the date of this Agreement, FSB will deliver to BPFH, FSB's Bank's consolidated and audited financial statements for the fiscal year then ended.

          (b) Promptly upon receipt thereof, FSB will furnish to BPFH copies of all internal control reports submitted to FSB or FSB's Bank by independent auditors in connection with each annual, interim or special audit of the books of FSB or FSB's Bank made by such auditors.

          (c) As soon as practicable, FSB and FSB's Bank will furnish to BPFH copies of all such financial statements and reports as they shall send to their shareholder(s), the DFI, the FDIC, the FRB, or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited under applicable laws and regulations.

          (d) With reasonable promptness, FSB and FSB's Bank will furnish to BPFH such additional financial data as BPFH may reasonably request.

     Section 5.05 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law, so long as this Agreement is in effect, FSB shall not, nor shall FSB permit FSB's Bank or any of the Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of BPFH, which consent shall not be unreasonably withheld.

     Section 5.06 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors or other authorized Persons of FSB, FSB's Bank and the Subsidiaries shall take all such necessary action as may be reasonably requested by BPFH.

     Section 5.07 UPDATE OF INFORMATION IN FSB DISCLOSURE SCHEDULE. From time to time prior to the Effective Time, FSB will promptly supplement the information in the FSB Disclosure Schedule to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the FSB Disclosure Schedule or which is necessary to correct any information in the FSB Disclosure Schedule which has been rendered inaccurate. No supplement to the information in the FSB Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.01 hereof or the compliance by FSB with the covenants set forth in this Article V.

     Section 5.08 CURRENT INFORMATION.

          (a) During the period from the date of this Agreement to the Effective Time, FSB will cause one or more of its designated representatives: (i) to confer on a regular and frequent basis with representatives of BPFH to report on
(x) the general status of the ongoing operations of FSB and FSB's Bank, (y) the status of, and the action proposed to be taken with respect to, those Loans held by FSB or FSB's Bank classified as non-performing assets, and (z) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned by FSB or FSB's Bank; and (ii) to cooperate and communicate with respect to the manner in which the business of FSB and FSB's Bank is conducted, including, but not limited to, the disposition of certain assets after the Effective Time, the type and mix of products and services, personnel matters, branches, the granting of credit, and problem loan management, reserve adequacy, securities investments and accounting. FSB shall also ensure that FSB's Bank allows BPFH to designate one of its or its Subsidiaries' employees to attend FSB's Bank credit committee meetings and be a non-voting attendee thereof (which attendance may occur telephonically), and to receive copies of all materials provided by FSB Bank to the credit committee.

          (b) FSB and FSB's Bank will promptly notify BPFH of any material change in the normal course of business or in the operation of the properties of FSB or FSB's Bank and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation involving them and will keep BPFH reasonably informed of such events or of any event, fact, or circumstance that would cause a material breach of any of its representations, warranties, covenants or agreements contained herein.

     Section 5.09 MEETING OF SHAREHOLDERS.

          (a) Following the execution of this Agreement, FSB shall take all action necessary in accordance with applicable law and the articles of incorporation of FSB and the by-laws of FSB to convene a meeting of its shareholders (or obtain the written consent of shareholders in lieu of such meeting) as promptly as practicable, and in any event within 45 days after declaration of effectiveness of the Registration Statement, to consider and vote upon the adoption of this Agreement and the approval of the Merger (the "Shareholders Meeting"). FSB, subject to and in accordance with applicable law, shall use its best efforts to obtain the approval of its shareholders described in this Section 5.09. Should applicable law not require a meeting of the shareholders to consider and vote upon the adoption of this Agreement and the approval of the Merger, the parties may obtain shareholder approval by written consent of the necessary vote of each class of stock entitled to vote.

          (b) FSB shall ensure that the Shareholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by FSB in connection with the Shareholders Meeting are solicited, in compliance with California law, the articles of incorporation and by-laws of FSB, and all other applicable legal requirements.

          (c) (i) The FSB Board shall recommend that FSB's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Shareholders Meeting; (ii) the Proxy Statement/Prospectus (as defined in Section 5.10(a) hereof) shall include a statement to the effect that the FSB Board has recommended that FSB's shareholders vote in favor of and adopt and approve this Agreement and the Merger at the Shareholders Meeting; and (iii) neither the FSB Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to BPFH, the recommendation of the FSB Board that FSB's shareholders vote in favor of and adopt and approve this Agreement and the Merger; except as specifically provided in Section 5.15 below.

     Section 5.10 REGISTRATION STATEMENT.

          (a) FSB agrees to cooperate in the preparation of a registration statement on Form S-4 (the "Registration Statement") to be filed by BPFH with the SEC in connection with the issuance of BPFH Stock in the Merger (including the prospectus for the issuance of such BPFH Stock and the proxy statement and other proxy solicitation materials of FSB constituting a part thereof (the "Proxy Statement/Prospectus") and all related documents). FSB agrees to cooperate with BPFH and BPFH's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement/Prospectus. After the Registration Statement is declared effective under the Securities Act, FSB, at its expense, shall promptly mail the Proxy Statement/Prospectus to its shareholders.

          (b) FSB agrees, upon request, to furnish to BPFH all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any regulatory authority in connection with the transactions contemplated hereby. FSB agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it in writing for inclusion in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement is made, not misleading. FSB further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Proxy Statement/Prospectus previously provided by FSB in writing to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it shall promptly inform the other party thereof and shall take such steps as are reasonably necessary to amend or supplement the Proxy Statement/Prospectus.

     Section 5.11 CONDUCT OF BUSINESS. From the date hereof until the Effective Time, except as set forth in the FSB Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of BPFH, FSB will not, and will cause FSB's Bank or its Subsidiaries not to:

          (a) ORDINARY COURSE. Conduct its business other than in the ordinary and usual course consistent with past practice or, fail to use reasonable efforts to preserve intact its business organizations and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates, or take any action that would (i) adversely affect the ability of any party to obtain any necessary approval of any regulatory authority required for the transactions contemplated hereby or (ii) adversely affect its ability to perform any of its material obligations under this Agreement.

          (b) STOCK. Other than pursuant to Rights or other stock options or stock-based awards listed on the FSB Disclosure Schedule, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, stock appreciation rights or any Rights, any stock appreciation rights or any Rights or take any action related to such issuance or sale, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional shares of stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, stock appreciation rights or any Rights, any stock appreciation rights or any Rights to become subject to new grants of employee stock options, stock appreciation rights, or similar stock-based employee rights, or accelerate the vesting of any existing such stock options, stock appreciation rights or other stock-based employee rights, or (iv) change (or establish a record date for changing) the number of, or provide for the exchange of, shares of its stock, any securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, stock appreciation rights or any Rights, any stock appreciation rights or any Rights issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to its outstanding stock or any other such securities.

          (c) DIVIDENDS, ETC. (i) Make, declare or pay any dividend on or in respect of, or declare or make any distribution on, any shares of FSB Stock other than dividends from wholly-owned Subsidiaries to FSB or any wholly-owned subsidiary of FSB, as applicable, or (ii) directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock.

          (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend any written employment, severance or similar agreements or arrangements with any of its directors, officers, employees or consultants, or grant any salary or wage increase, or increase any employee benefit, or grant any incentive award or bonus or make any incentive or bonus payment, except for (i) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice and Employee Programs identified in FSB Disclosure Schedule Section 3.12(a) for bonuses and incentive compensation accrued through the Effective Time, PROVIDED, that no such increase shall exceed six percent (6%) of such individual's current annual compensation, (ii) the bonuses payable to such employees and officers and in such amounts as provided in SCHEDULE 5.11(D), or (iii) as may be required by law. Notwithstanding anything herein or in Schedule 5.11(d) to the contrary, for purposes of all bonus or similar incentive compensation payable under the Employees Programs for the year ending December 31, 2003, FSB's and FSB Bank's expenses shall not include any attorneys' fees, accounting or advisory fees or other costs related to the Merger or any loan reserves, charge-offs or other similar loan-related charges required by BPFH to be taken by FSB or FSB's Bank to the extent such loan-related charges are not otherwise required by GAAP.

          (e) BENEFIT PLANS. Except as may be required by (i) applicable law or
(ii) to satisfy contractual obligations existing as of the date hereof and disclosed on SCHEDULE 5.11(E) of the FSB Disclosure Schedule, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any director, officer or other employee of the FSB, FSB's Bank or any of its Subsidiaries, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

          (f) DISPOSITIONS. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the FSB, FSB's Bank and its Subsidiaries taken as a whole.

          (g) GOVERNING DOCUMENTS. Amend its articles of incorporation or by-laws (or equivalent documents), except as may be required to effect the transactions contemplated herein.

          (h) ACQUISITIONS. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

          (i) CAPITAL EXPENDITURES. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $10,000 individually or $50,000 in the aggregate.

          (j) CONTRACTS. Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 5.11, enter into or terminate any FSB Contract or amend or modify in any material respect any of its existing FSB Contracts.

          (k) CLAIMS. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the FSB, FSB's Bank or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the FSB, FSB's Bank and any of its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the FSB or create precedent for claims that are reasonably likely to be material to the FSB, FSB's Bank and its Subsidiaries taken as a whole.

          (l) BANKING OPERATIONS. Enter into any new material line of business; change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any regulatory authority; or file any application or make any contract with respect to branching or site location or branching or site relocation.

          (m) DERIVATIVES CONTRACTS. Enter into any derivatives contract, except in the ordinary course of business consistent with past practice.

          (n) INDEBTEDNESS. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

          (o) INVESTMENT SECURITIES. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) (i) any debt security or equity investment of a type or in an amount that is not permissible for a California state-chartered bank or (ii) any other debt security other than in the ordinary course of business consistent with past practice.

          (p) LOANS. Make any loan, loan commitment, letter of credit or other extension of credit other than in the ordinary course of business consistent with past practice.

          (q) INVESTMENTS IN REAL ESTATE. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

          (r) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations by GAAP.

          (s) LOAN POLICIES. Change its loan policies or procedures in effect as of the date hereof, except as required by any regulatory authority.

          (t) ADVERSE ACTIONS. (i) Knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in
(x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

          (u) AGREEMENTS. Agree or commit to do anything prohibited by this
Section 5.11.

     Section 5.12 CERTAIN CHANGES AND ADJUSTMENTS. Prior to the Effective Time,
(a) BPFH and FSB shall consult and cooperate with each other concerning FSB's Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) to reflect BPFH's plans with respect to the conduct of FSB's Bank's business following the Merger and
(b) FSB shall take the actions specified in SCHEDULE 5.12 with respect to the specific loans identified therein; PROVIDED, HOWEVER, that FSB and FSB's Bank shall not be obligated to take any action pursuant to this Section 5.12 which is inconsistent with GAAP. No action taken by FSB or FSB's Bank pursuant to this
Section 5.12 or the consequences resulting therefrom shall be deemed (i) to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect, or (ii) to affect adversely the determination of the bonus or other compensation to be paid to any FSB employee.

     Section 5.13 ALCO MANAGEMENT. FSB agrees that during the period from the date of this Agreement through the Effective Time, FSB will consult with BPFH in the development of a reasonable program to manage FSB's, FSB's Bank's and any Subsidiaries' interest rate sensitive assets and liabilities (including the respective fixed-rate mortgage portfolios and investment portfolios), which program will include a policy not to acquire securities for the investment portfolio of FSB, FSB's Bank or any Subsidiary if such securities have a maturity date that is more than five (5) years after the date of acquisition thereof, unless otherwise agreed by the parties. BPFH and FSB agree to consult on investment programs to be administered by FSB and FSB's Bank.

     Section 5.14 BREACH OF REPRESENTATIONS AND WARRANTIES. To the extent not covered by Sections 5.07 and 5.08 above, promptly upon FSB becoming aware of any breach, or the impending or threatened occurrence of any event that would cause or constitute a breach, of any of the representations and warranties of FSB contained in or referred to in this Agreement or any failure of FSB, FSB's Bank or any Subsidiary, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, FSB shall give detailed written notice thereof to BPFH and shall use its best efforts to prevent or promptly remedy the same; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15 ACQUISITION PROPOSALS.

          (a) Except in connection with the transactions contemplated hereby, unless and until this Agreement shall have been terminated in accordance with its terms for any reason, FSB, FSB's Bank and the Subsidiaries shall not and FSB, FSB's Bank and the Subsidiaries shall communicate to all directors, officers and key employees of FSB, FSB's Bank and the Subsidiaries that they are not authorized to and must not, directly or indirectly, (i) take any action to solicit, initiate submission of or encourage any proposal or offer from any Person relating to an Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding an Acquisition Proposal with any Person other than BPFH and its affiliates and representatives, (iii) furnish any information with respect to or afford access to the properties, books or records of FSB, FSB's Bank or any Subsidiary to any Person that may consider making or has made an offer with respect to an Acquisition Proposal, other than BPFH and its affiliates and representatives, or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Person other than BPFH and its affiliates and representatives to do or seek any of the foregoing; PROVIDED THAT FSB may (x) engage in any discussions or negotiations with any Person in response to an unsolicited bona fide written proposal concerning an Acquisition Proposal by any such Person or (y) recommend such an unsolicited bona fide written proposal concerning an Acquisition Proposal to the FSB's shareholders, if and only if, prior to participating in any actions described in the immediately foregoing clauses (x) and (y), (A) the FSB Board concludes in good faith that such Acquisition Proposal is reasonably likely to be consummated and would result in a transaction that, based on the written opinion of FSB's financial advisor, is a Superior Proposal, (B) the FSB Board determines in good faith based upon advice of outside counsel that failure to take such action would constitute a breach of its fiduciary duties under applicable law, (C) such Person enters into a confidentiality agreement with FSB on terms no more favorable to such Person than the Confidentiality Agreement between BPFH and FSB, and (D) in the case of clause (y), FSB has given BPFH five
(5) business days prior written notice of its intention to do so and the FSB Board has considered any changes to this Agreement proposed by BPFH and has determined in good faith based upon the written opinion of FSB's financial advisor that such Acquisition Proposal remains a Superior Proposal and based upon the written advice of outside counsel that failure to take such action would constitute a breach of its fiduciary duties under applicable law.


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


For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following involving FSB: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of FSB representing ten percent (10%) or more of the consolidated assets or deposits of FSB; any liquidation or dissolution of FSB; a sale of shares of capital stock or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent (10%) or more of the voting power of FSB; a tender offer or exchange offer for a least ten percent (10%) of the outstanding shares of FSB; a solicitation of proxies in opposition to approval of the Merger by FSB's shareholders; or a public announcement of an unsolicited bona fide proposal, plan or intention to do any of the foregoing. For the purposes of this Agreement, "Superior Proposal" shall mean any bona fide Acquisition Proposal for at least a majority of the outstanding shares of FSB Stock on terms the FSB Board determines (taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, the likelihood and anticipated timing of consummation and all legal, financial, regulatory and other aspects of the proposal and the individual or entity making the proposal) are in the aggregate more favorable and provide greater value to all FSB's shareholders than this Agreement and the Merger taken as a whole.

          (b) Notwithstanding the foregoing, nothing in this Agreement shall prevent FSB from providing information to any Person in response to an unsolicited bona fide written proposal concerning an Acquisition Proposal by such Person that proposes a nominally higher consideration than the Merger Consideration; PROVIDED THAT prior to taking such action such Person enters into a confidentiality agreement with FSB on terms no more favorable to such Person than the Confidentiality Agreement between BPFH and FSB.

          (c) Each of FSB, FSB's Bank and the Subsidiaries (i) shall promptly (and in any event within 24 hours) advise BPFH orally and in writing of any inquiries, proposals or offers regarding an Acquisition Proposal (including amendments or proposed amendments), any request received by FSB, FSB's Bank or the Subsidiaries for information that could lead to a proposal or offer regarding an Acquisition Proposal, or any inquiry with respect to, or that could lead to, a proposal or offer regarding an Acquisition Proposal, including, in each case, the identity of the person making any such inquiry, proposal, offer or request and the terms and conditions thereof, and (ii) shall provide to BPFH any written materials received by FSB, FSB's Bank or the Subsidiaries in connection therewith. Each of FSB, FSB's Bank and the Subsidiaries shall promptly (and in any event within 24 hours) keep BPFH fully informed of the status and details of any such inquiry, proposal or request (including amendments or proposed amendments). At least five (5) business days prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, the FSB Board shall notify BPFH of such information requested from, or any such discussions or negotiations sought to be initiated or continued with, FSB.

          (d) Nothing in this Section 5.15 shall affect FSB's obligation to hold the Shareholders Meeting in accordance with Section 5.09 above.

     Section 5.16 CERTAIN AGREEMENTS. At or prior to the Closing, FSB shall use its best efforts to enter into (i) Non-Solicitation Agreements substantially in the form of EXHIBIT B hereto (the "Non-Solicitation Agreements") with Richard Taylor, E. Wayne Lewis and Mary Fischer and (ii) Amended Stock Option Agreements substantially in the form of EXHIBIT C hereto with E. Wayne Lewis and Mary Fischer (the "Amended Stock Option Agreements").

ARTICLE VI COVENANTS OF BPFH

     Section 6.01 CONSENTS AND APPROVALS. BPFH will use its reasonable best efforts to cause all conditions and obligations of the parties hereunder to be satisfied as promptly as practicable and to obtain or cause to be obtained prior to the Closing Date all necessary consents to and approvals of the performance of its obligations under this Agreement, including, without limitation, the consents and approvals described in SCHEDULE 6.01, and will cooperate in all respects with FSB with a view toward obtaining timely satisfaction of conditions to the Closing set forth herein, it being understood that all fees and expenses associated with obtaining required governmental consents and approvals shall be paid in accordance with Section 9.01 hereof. BPFH shall make all filings, document submissions, applications, statements and reports to all federal, state or local government agencies or entities which are required to be made by it prior to the Closing Date pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby, it being understood that the required filing fees in connection therewith shall be paid in accordance with Section 9.01 hereof unless prohibited by law. BPFH shall, unless prohibited by law, (a) furnish to FSB copies of all filings and such necessary information and assistance as may be requested by FSB in connection with its preparation of such required filings or submissions to any governmental agency, and (b) keep FSB informed of the status of any inquiries made of BPFH by any federal, state or local governmental agency or authority with respect to this Agreement or the transactions contemplated hereby. BPFH shall furnish to FSB a list of any materials that it is prohibited by law from providing to FSB, together with a reference to the source of the prohibition.

     Section 6.02 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law or the rules of the National Market, so long as this Agreement is in effect, BPFH shall not, nor shall BPFH permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of FSB, which consent shall not be unreasonably withheld.

     Section 6.03 BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon
BPFH becoming aware of any breach, or the impending or threatened occurrence of any event that would cause or constitute a breach of any of the representations or warranties of BPFH contained in or referred to in this Agreement, BPFH shall give detailed written notice thereof to FSB and shall use their best efforts to prevent or promptly remedy the same.

     Section 6.04 REGISTRATION STATEMENT.

          (a) As promptly as reasonably practicable after the date hereof but in no event later than sixty (60) days after the date hereof, BPFH shall prepare and file the Registration Statement with the SEC in connection with the issuance of BPFH Stock in the Merger and shall otherwise cooperate with FSB in the preparation of the Proxy Statement/Prospectus. BPFH agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. BPFH also agrees to use reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

          (b) BPFH agrees, upon request, to furnish to FSB with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Registration Statement, the Proxy Statement/Prospectus or any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any regulatory authority in connection with the transactions contemplated hereby. BPFH agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement is made not misleading. BPFH further agrees that if it shall become aware prior to the Effective Date of any information that would cause any of the statements in the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it shall promptly inform FSB thereof and shall take such steps as are reasonably necessary to amend or supplement the Proxy Statement/Prospectus and file such amendment or supplement with the SEC.

          (c) BPFH will advise FSB, promptly after BPFH receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of BPFH Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     Section 6.05 EMPLOYEE BENEFIT MATTERS.

          (a) PROVISION OF BENEFITS. As soon as practicable after the Effective Time, BPFH agrees to provide employees of FSB, FSB's Bank and the Subsidiaries who remain so after the Effective Time (the "FSB Employees") with the types and levels of employee benefits maintained by BPFH for similarly situated employees of BPFH or banks of BPFH (each a "BPFH Bank"). BPFH will treat, and cause its applicable benefit plans to treat, the service of FSB Employees with FSB, FSB's Bank or any Subsidiary as service rendered to BPFH, any BPFH Bank or any Affiliate of BPFH for purposes of eligibility to participate, vesting and for other appropriate benefits, including applicability of minimum waiting periods for participation, but in no event for purposes of benefit accrual (including minimum pension amount) attributable to any period before the Effective Time. Without limiting the foregoing, BPFH shall not treat any FSB Employee as a "new" employee for purposes of any exclusions under any health or similar plan of BPFH, any BPFH Bank or any Affiliate of BPFH for a pre-existing medical condition, and will make appropriate arrangements with its insurance carrier(s) to ensure such result.

          (b) CONTINUATION OF PLANS. Notwithstanding anything to the contrary contained herein, BPFH shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of FSB, FSB's Bank or any of the Subsidiaries; PROVIDED, HOWEVER, that BPFH shall continue to maintain such plans (other than stock based or incentive plans or stock funds in retirement plans) until the FSB Employees are permitted to participate in BPFH or its Affiliates' plans. Notwithstanding the foregoing, the Supplemental Employee Benefits Agreements with E. Wayne Lewis, Mary Fischer and Richard Taylor (the "Executive SERPs") will not be terminated or modified without their written consent.

          (c) PARACHUTE PAYMENTS. Notwithstanding anything to the contrary contained in this Agreement and except for actions or payments required under the Executive SERPs and the Amended Stock Option Agreements, in no event shall BPFH or any of its Subsidiaries be required to take any action or make any payments that would result, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

     Section 6.06 DIRECTORS' AND OFFICERS' INDEMNIFICATION.

          (a) BPFH agrees to indemnify current and former directors or officers of FSB to the same extent that such directors or officers are entitled to indemnification as of the date of this Agreement under FSB's articles of incorporation and/or by-laws and to the full extent permitted under applicable law for a period of four (4) years from the Effective Time, PROVIDED THAT in the event that any claim is asserted or made by such current or former director or officer within such four-year period, the right to indemnification in respect of such claim shall continue until the disposition of such claim. The provisions of this Section 6.06 are specifically for the benefit of those present and former directors and officers entitled to indemnification as of the date of this Agreement under FSB's articles of incorporation and/or by-laws.

          (b) BPFH shall maintain FSB's (including FSB Bank's and Subsidiaries') existing directors' and officers' liability insurance (the "D&O Insurance") covering persons who are currently covered by FSB's D&O Insurance for a period of four (4) years after the Effective

Time on terms no less favorable than those in effect on the date hereof and shall at the Effective Time provide evidence of such extension of coverage to FSB; PROVIDED, HOWEVER, that BPFH may substitute therefor policies providing substantially comparable coverage and containing terms and conditions no less favorable than those in effect on the date hereof; PROVIDED, FURTHER, that should BPFH provide such coverage pursuant to a tail policy, the price of such policy shall not exceed 1.5 times FSB's current premium for the D&O Insurance. In connection with the foregoing, BPFH agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

          (c) In the event that BPFH or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving bank or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of BPFH shall assume the obligations set forth in this
Section 6.06.

     Section 6.07 RESERVATION, ISSUANCE AND REGISTRATION OF BPFH STOCK. BPFH shall reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of BPFH Stock to be issued to the shareholders of FSB in the Merger pursuant to Article I hereof.

     Section 6.08 NASDAQ LISTING. BPFH shall use its reasonable best efforts to cause the shares of BPFH Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

     Section 6.09 ORGANIZATION OF ACQUISITION CORP.

          (a) Prior to the Effective Time, BPFH will take any and all necessary action to cause (i) Acquisition Corp. to be organized, (ii) Acquisition Corp. to become a direct wholly owned subsidiary of BPFH, (iii) the directors and shareholders of Acquisition Corp. to approve the transactions contemplated by this Agreement, (iv) Acquisition Corp. to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to FSB, whereupon Acquisition Corp. shall become a party to and be bound by this Agreement, and (v) Acquisition Corp. to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

          (b) On and as of the date Acquisition Corp. becomes a party to this Agreement, BPFH and Acquisition Corp. shall, jointly and severally, represent and warrant to FSB as follows:

          (i) Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of California and all of its outstanding capital stock is owned directly by BPFH. Since the date of its organization, Acquisition Corp. has not engaged in any activities other than in connection with or as contemplated by this Agreement;

          (ii) Acquisition Corp. has all necessary corporate power and authority to enter into this Agreement and to carry on its obligations hereunder. The execution and delivery of this Agreement by Acquisition Corp. and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquisition Corp. and will not (x) conflict with or violate the Articles of Organization or By-laws of Acquisition Corp. or (y) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Acquisition Corp. or by which any of its properties or assets is bound or affected; and

          (iii) Acquisition Corp. has executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Acquisition Corp. enforceable against Acquisition Corp. in accordance with its terms.

     Section 6.10 FSB'S BANK BOARD FEES. BPFH agrees that, after the Effective Time, it will continue to pay any director of FSB's Bank who was a director of the FSB's Bank immediately prior to the Effective Time, board and board committee fees of not less than $2,500 per month ($3,250 in the case of the Chairman) for as long as such person continues to serve as a director of FSB's Bank.

     Section 6.11 SUBORDINATED DEBENTURES AND TRUST PREFERRED SECURITIES. In connection with that certain First State (CA) Statutory Trust I, a Connecticut statutory trust (the "Trust") governed by that certain Indenture, dated as of March 26, 2003, by and between FSB, as Issuer, and U.S. Bank National Association, as Trustee ("Trustee"), BPFH shall have executed and delivered a Supplemental Indenture with Trustee, thereby expressly assuming FSB's obligations under the Indenture and agreeing to comply with all other terms and conditions of the Indenture to the extent required thereby.

ARTICLE VII CONDITIONS

     Section 7.01 CONDITIONS TO THE OBLIGATIONS OF BPFH. The obligations of BPFH to consummate the transactions contemplated by this Agreement are subject to the fulfillment unless otherwise waived by BPFH, prior to or at the Closing, of the following conditions precedent:

          (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of FSB made pursuant to this Agreement shall be true and correct, in each case, on and as of the Closing Date, with the same effect as though made on and as of the Closing Date. FSB shall, on or before the Closing Date, have performed and satisfied all of its covenants and agreements set forth herein, which by the terms hereof, are to be performed and satisfied on or before the Closing Date. FSB shall have delivered to BPFH a certificate signed on its behalf by its Chief Executive Officer and its Chief Financial Officer and dated as of the Closing Date certifying to the foregoing effect. For purposes of this section, such representations will be deemed to be true and correct and such covenants and agreements performed and satisfied, unless the failure or failures of such representations and warranties to be true and correct or such covenants and agreements to be performed and satisfied in all material respects, either individually or in the aggregate, and without giving effect to materiality or material adverse effect or similar qualifications set forth in such representations, warranties, covenants and agreements, will have or would reasonably be expected to have a Material Adverse Effect.

          (b) OPINION OF COUNSEL AND OTHER DOCUMENTS. On the Closing Date, BPFH shall have received (i) an opinion of King, Holmes, Paterno & Berliner LLP, counsel for FSB, dated as of the Closing Date and addressed to BPFH substantially in the form attached hereto as EXHIBIT D and (ii) such other certificates and documents with respect to FSB as counsel for BPFH shall have reasonably requested from FSB.

          (c) NO ACTIONS OR PROCEEDINGS. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in material damages in respect of, this Agreement or the complete consummation of the transactions contemplated by this Agreement, and which would in the reasonable good faith judgment of BPFH make it inadvisable to consummate such transactions. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement.

          (d) APPROVALS AND CONSENTS; LEGALITY OF STRUCTURE. FSB shall have made all filings with and notifications of governmental authorities and regulatory agencies required to be made in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of FSB and FSB's Bank subsequent to the Closing Date; and all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement shall have been granted, in form and substance reasonably satisfactory to BPFH, with any conditions or limitations contained therein or imposed thereby to be approved by BPFH, from all third parties, including, without limitation, applicable Governmental Entities, lessors, lenders and contract parties, required in connection with transactions contemplated by this Agreement or by any of FSB's permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of the execution or performance of this Agreement, or otherwise in connection with the execution and performance of this Agreement.

          (e) MATERIAL ADVERSE CHANGES; MANDATORY CHANGES.

               (i) There shall not have been since the date of this Agreement,
          (x) any actual or threatened termination, revocation, or other loss or modification after the date hereof of any approval necessary to conduct its business or sell any product or provide any service in any state held by FSB, which termination, revocation, loss or modification is reasonably likely to have a Material Adverse Effect on FSB, or (y) any change or series of changes that, in the reasonable business judgment of BPFH, acting in good faith, have a Material Adverse Effect on FSB or could reasonably be anticipated to have a Material Adverse Effect on FSB.

               (ii) In the event that performance of any provision of this Agreement should for any reason be, or be interpreted by any federal or state regulatory agency to be, a violation of any statute, regulation, or otherwise illegal (the "Mandated Changes"), then BPFH shall have the right to require FSB to use its best efforts to renegotiate the affected or pertinent terms of this Agreement while still maintaining the original Agreement's purpose. The parties agree to make a good faith attempt to renegotiate the Agreement to the extent necessary to comply with any Mandated Changes. If renegotiated, such terms shall become effective no later than thirty (30) days after receipt of written notice of the request for renegotiation. If the parties fail to reach an agreement satisfactory to both parties within thirty (30) days of the request for renegotiation, either party may terminate this Agreement upon thirty (30) days' prior written notice to the other party.

          (f) SHAREHOLDER APPROVALS. The Agreement and the Merger shall have been approved by the requisite affirmative votes of the shareholders of FSB.

          (g) PROCEEDINGS SATISFACTORY TO BPFH. All proceedings to be taken by FSB in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by BPFH will be reasonably satisfactory in form and substance to BPFH and its counsel.

          (h) VOTING AGREEMENT. The Voting Agreement shall be in full force and effect.

          (i) NON-SOLICITATION AGREEMENTS. Richard Taylor, E. Wayne Lewis and Mary Fischer shall have entered into the Non-Solicitation Agreements.

          (j) OTHER ACTIONS. FSB shall have used its best efforts to take the actions set forth in SCHEDULE 5.12.

     Section 7.02 CONDITIONS TO THE OBLIGATIONS OF FSB. The obligations of FSB to consummate the transactions contemplated by this Agreement are subject to the fulfillment, unless otherwise waived by FSB, prior to or at the Closing, of the following conditions precedent:

          (a) TAX OPINION. FSB shall have received the written opinion of its counsel/accountants, dated as of the Effective Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and to the effect that (i) except for the Cash Consideration, holders of FSB Stock who receive BPFH Stock in the Merger will not recognize gain or loss for federal income tax purposes, (ii) the basis of such BPFH Stock will equal the basis of the FSB Stock for which it is exchanged, reduced by any amount allocable to the Cash Consideration, and (iii) the holding period of such BPFH Stock will include the holding period of the FSB Stock for which it is exchanged, assuming that such stock is a capital asset in the hands of the holder thereof at the Effective Time; PROVIDED, HOWEVER, in the event FSB's counsel/accountants are unable or unwilling to provide such written opinion, dated as of the

Effective Date, this condition will be deemed satisfied if Goodwin Procter LLP provides a written opinion, dated as of the Effective Date, to the foregoing effect.

          (b) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of BPFH and Acquisition Corp. contained in this Agreement shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date. BPFH and Acquisition Corp. shall, on or before the Closing Date, have performed and satisfied all of their respective covenants and agreements set forth herein which by the terms hereof are to be performed and satisfied by BPFH and Acquisition Corp. on or before the Closing Date. Each of BPFH and Acquisition Corp. shall have delivered to FSB a certificate signed on its behalf by its Chief Executive Officer and its Chief Financial Officer and dated as of the Closing Date certifying to the foregoing effect. For purposes of this section, such representations will be deemed to be true and correct and such covenants and agreements performed and satisfied, unless the failure or failures of such representations and warranties to be true and correct or such covenants and agreements to be performed and satisfied in all material respects, either individually or in the aggregate, and without giving effect to materiality or material adverse effect or similar qualifications set forth in such representations, warranties, covenants and agreements, will have or would reasonably be expected to have a BPFH Material Adverse Effect.

          (c) NO ACTIONS OR PROCEEDINGS. No action or proceeding by or before any court, administrative body or governmental agency shall have been instituted or threatened which seeks to enjoin, restrain or prohibit, or might result in damages in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement and which would in the reasonable good faith judgment of FSB make it inadvisable to consummate such transactions. No law or regulation shall be in effect and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains or prohibits this Agreement or the complete consummation of the transactions contemplated by this Agreement.

          (d) ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of BPFH on a consolidated basis, or the transactions contemplated hereby.

          (e) PROCEEDINGS SATISFACTORY TO FSB. All proceedings to be taken by BPFH or Acquisition Corp. in connection with the consummation of the Closing and the other transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by FSB will be reasonably satisfactory in form and substance to FSB and its counsel.

          (f) BPFH AND ACQUISITION CORP. APPROVALS AND CONSENTS. Each of BPFH and Acquisition Corp. shall have made all filings with and notifications of governmental authorities and regulatory agencies required to be made by it in connection with the execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby, and each of BPFH and Acquisition Corp. shall have received all required authorizations, waivers, consents and permits to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to FSB, from all third parties.

          (g) NASDAQ LISTING. BPFH shall have caused the shares of BPFH Stock to be issued in the Merger to be listed on the Nasdaq National Market System, prior to the Effective Time.

ARTICLE VIII TERMINATION OF AGREEMENT

     Section 8.01 TERMINATION. This Agreement may be terminated any time prior to the Closing Date as follows:

          (a) With the mutual consent of BPFH and FSB;

          (b) By either BPFH or FSB, if (i) the Closing has not occurred on or before April 1, 2004 (the "Closing Deadline"); or (ii) the Agreement and the Merger shall not have been approved by the requisite affirmative votes of the shareholders of FSB;

          (c) By BPFH, if there has been a material misrepresentation or material breach of warranty on the part of FSB in the representations and warranties contained herein or a material breach of covenants on the part of FSB and the same has not been cured within twenty (20) days after notice thereof. In the event of any termination pursuant to this Section 8.01(c), written notice setting forth the reasons therefor shall forthwith be given by BPFH to FSB;

          (d) By FSB, if there has been a material misrepresentation or breach of warranty on the part of BPFH in the representations and warranties contained herein or a material breach of covenants on the part of BPFH and the same has not been cured within twenty (20) days after notice thereof. In the event of any termination pursuant to this Section 8.01(d), written notice setting forth the reasons therefor shall forthwith be given by FSB to BPFH; or

          (e) By FSB, if BPFH fails to obtain any necessary governmental or regulatory approval pursuant to Section 7.02(f) hereof sufficiently in advance of the Closing Deadline to permit the Closing to occur not later than April 1, 2004;

          (f) By FSB, if the FSB Board so determines by the vote of a majority of all of its members, at any time during the five-day period commencing with the Determination Date, if both the following conditions are satisfied:

               (i) the Average Closing Price shall be less than $15.53 (25% under the Reference Price); and

               (ii) the Conversion Ratio shall be less than the Index Ratio;

SUBJECT, HOWEVER, to the following three sentences. If FSB elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give written notice to BPFH (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, BPFH shall have the option of increasing the consideration to be received by the holders of FSB Stock hereunder by adjusting the Conversion Ratio to equal the lesser of (x) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of (A) $15.53 and (B) the Conversion Ratio (as then in effect) and the denominator of which is the Average Closing Price, and (y) a number equal to a quotient (rounded to the nearest one ten-thousandth), the numerator of which is the product of (A) the Index Ratio multiplied by (B) the Conversion Ratio (as then in effect) and the denominator of which is the BPFH Ratio. If BPFH makes an election contemplated by the preceding sentence within such five-day period, it shall give prompt written notice to FSB of such election and the revised Conversion Ratio, whereupon no termination shall have occurred pursuant to this
Section 8.01(f) and this Agreement shall remain in effect in accordance with its terms (except as the Conversion Ratio shall have been so modified), and any references in this Agreement to "Conversion Ratio" shall thereafter be deemed to refer to the Conversion Ratio as adjusted pursuant to this Section 8.01(f);

          (g) By BPFH, at any time, if there has been a breach of any of the covenants contained in Sections 5.09(c) or 5.15; PROVIDED THAT if BPFH shall have provided notice of termination due to FSB's breach of Section 5.15 of this Agreement, BPFH shall not be entitled to terminate this Agreement, if and only if, within five (5) business days after such notice FSB shall have reaffirmed in writing this Agreement prior to the terms of any other Acquisition Proposal being disclosed, or otherwise made known, to the public.

Notwithstanding anything herein to the contrary, the right to terminate this Agreement under Section 8.01 shall not be available to any party to the extent the failure of such party, respectively, to fulfill any of its obligations under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date (as a result, for example, of an action or failure to act causing a failure of a condition precedent).

     Section 8.02 EFFECT OF TERMINATION.

          (a) All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.01; PROVIDED, HOWEVER, that: (i) the provisions of this Article VIII and Article IX shall survive any termination of this Agreement in any event; and (ii) nothing herein shall relieve any party from any liability for a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein; PROVIDED, HOWEVER, that no party shall have any liability for any such material error or omission or failure to comply other than for willful errors or omissions or failure to comply.

          (b) If this Agreement is terminated (i) by either party pursuant to
Section 8.01(b)(ii) and, prior to the vote of FSB's shareholders at the Shareholders Meeting, an Acquisition Proposal shall have been publicly announced and FSB shall have entered into an agreement with respect to such Acquisition Proposal or any other Acquisition Proposal within twelve (12) months following the termination of this Agreement, or (ii) by BPFH pursuant to

Section 8.01(g), then FSB shall pay to BPFH $1,500,000 in cash by wire transfer of immediately available funds to an account designated by BPFH. Such payment shall be made no later than one (1) business day after (x) FSB shall have entered into an agreement referenced in clause (i) above or (y) this Agreement shall have been terminated in the case of clause (ii) above.

          (c) If this Agreement is terminated by FSB pursuant to Section 8.01(e), then BPFH shall pay to FSB an amount in cash equal to the aggregate amount of FSB's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby (including, without limitation, any attorneys' and accountants' fees).

ARTICLE IX MISCELLANEOUS

     Section 9.01 FEES AND EXPENSES. Subject to Section 8.02(c) and except as otherwise set forth herein, each of the parties will bear its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any broker's commissions or finder's fees incurred by FSB and all attorneys' and accountants' fees.

     Section 9.02 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. Except for Sections 1.06, 1.13, 1.14, 5.06, 6.06, 6.07 and this Article IX, none of the representations, warranties, agreements, covenants and obligations herein or in any schedule or certificate delivered by any party incident to the transactions contemplated hereby shall survive the Effective Time (or, in the case of Article II hereof, the Subsequent Effective Time), and thereafter there shall be no liability on the part of any of BPFH, Acquisition Corp. or FSB or any of their respective officers, directors or shareholders in respect thereof.

     Section 9.03 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the State of California without regard to its conflict of laws provisions.

     Section 9.04 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, if sent by overnight courier, upon the day following the day sent, or if sent by registered or certified mail, upon the earlier of the date on which receipt is acknowledged or the expiration of three (3) days after deposit in United States Post Office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or Person as such party may designate by notice to each other party hereunder:

         To BPFH and
         Acquisition Corp:          Boston Private Financial Holdings, Inc.
                                    Ten Post Office Square
                                    Boston, Massachusetts  02109
                                    Attention: Walter M. Pressey, President and
                                               Chief Financial Officer
                                    Facsimile: (617) 912-4491


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


         and                        Goodwin Procter  LLP
                                    Exchange Place
                                    Boston, Massachusetts  02109
                                    Attention:    William P. Mayer, Esq.
                                                  Andrew F. Viles, P.C.
                                    Facsimile:    (617) 523-1231

         To FSB:                    First State Bancorp
                                    10820 Zelzah Avenue
                                    Granada Hills, CA  91344
                                    Attention:    Richard C. Taylor
                                    Facsimile:    (818) 366-4093

         with a copy to:            Fried, Bird & Crumpacker
                                    1900 Avenue of the Stars, 25th Floor
                                    Los Angeles, CA 90067
                                    Attention: Jack Fried, Esq.
                                    Facsimile: (310) 556-4487

                                    King, Holmes, Paterno & Berliner, LLP
                                    1900 Avenue of the Stars, 25th Floor
                                    Los Angeles, CA 90067
                                    Attention: Keith T. Holmes, Esq.
                                    Facsimile: (310) 282-8903

Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

     Section 9.05 ENTIRE AGREEMENT. This Agreement, including the schedules and any exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the parties hereto except as referred to herein or in such schedules or in such other writings; and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein or in such schedules or in such other writings.

     Section 9.06 ASSIGNABILITY; BINDING EFFECT. Prior to the Closing, this Agreement shall only be assignable by BPFH to a corporation, partnership or limited liability company controlling, controlled by or under common control with BPFH upon written notice to FSB, and no such assignment shall release BPFH of its obligations hereunder. After the Closing, BPFH's rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by FSB without the prior written consent of BPFH. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns and, except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder.

     Section 9.07 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, as the context may require.

     Section 9.08 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

     Section 9.09 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

     Section 9.10 DEFINITIONS. Except as otherwise provided herein or as otherwise clearly required by the context, the following terms shall have the respective meanings indicated when used in this Agreement:

     "ACQUISITION CORP." shall have the meaning ascribed thereto in the recitals.

     "ACQUISITION CORP. STOCK" shall mean the common stock of Acquisition Corp.

     "ACQUISITION PROPOSAL" shall have the meaning ascribed thereto in Section 5.15(a) hereof.

     "ADDITIONAL CONSIDERATION AMOUNT" shall have the meaning ascribed thereto in Section 1.04(b)(i) hereof.

     "AFFILIATE" shall have the meaning ascribed thereto in Section 3.12(i) hereof.

     "AFFILIATED GROUP" shall have the meaning ascribed thereto in Section 3.15(h) hereof.

     "AGREEMENT" shall have the meaning ascribed thereto in the recitals.

     "AGREEMENT OF MERGER" shall have the meaning ascribed thereto in Section
1.02 hereof.

     "AMENDED STOCK OPTION AGREEMENTS" shall have the meaning ascribed thereto in Section 5.16 hereof.

     "AVERAGE CLOSING PRICE" shall mean the average of the daily closing price of a share of BPFH Stock reported on the Nasdaq National Market System during the thirty (30) consecutive trading days ending at the close of trade on the Determination Date.

     "BANK EXAMINATIONS" shall have the meaning ascribed thereto in Section 3.08(b) hereof.

     "BANK REGULATOR(S)" shall have the meaning ascribed thereto in Section 3.08(b) hereof.

     "BBI" shall have the meaning ascribed thereto in Section 3.06 hereof.


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


     "BKX AVERAGE INDEX" the average of the BKX Index for the thirty (30) consecutive NYSE trading days ending on the Determination Date.

     "BKX INDEX" means the Philadelphia/KBW Bank Index, as quoted on Bloomberg under the symbol "BKX."

     "BKX STARTING INDEX" means the average of the BKX Index for the thirty (30) consecutive NYSE trading days ending on the last NYSE trading day prior to the first pubic announcement of the Merger.

     "BPFH" shall have the meaning ascribed thereto in the recitals.

     "BPFH BANK" shall have the meaning ascribed thereto in Section 6.05(a) hereof.

     "BPFH BOARD" shall have the meaning ascribed thereto in Section 4.02 hereof.

     "BPFH DEFERRED COMPENSATION PLAN" shall mean the BPFH Deferred Compensation Plan.

     "BPFH ESPP" shall mean the BPFH Employee Stock Purchase Plan.

     "BPFH MATERIAL ADVERSE EFFECT" shall have the meaning ascribed thereto in
Section 4 hereof.

     "BPFH RATIO" shall mean the quotient obtained by dividing the Average Closing Price by the Starting Price.

     "BPFH SEC DOCUMENTS" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

     "BPFH STOCK" shall mean the common stock, par value $1.00 per share, of BPFH.

     "BPFH STOCK OPTION PLANS" shall mean the Employee Incentive Stock Option Plan of BPFH.

     "BPFH 2002 FORM 10-K" shall have the meaning ascribed thereto in Section 4.10(a) hereof.

     "BPFH 401(K) PLAN" shall mean the BPFH 401(k) Profit Sharing Plan.

     "BUSINESS DAY" shall mean any day other than a (i) Saturday, (ii) Sunday or
(iii) day on which a bank chartered under the laws of the State of California is closed.

     "CALIFORNIA SECRETARY" shall have the meaning ascribed thereto in Section
1.02 hereof.

     "CEILING PRICE" shall have the meaning ascribed thereto in Section 1.04(a)(i) hereof.

     "CERTIFICATE(S)" shall have the meaning ascribed thereto in Section 1.06 hereof.

     "CGCL" shall have the meaning ascribed thereto in Section 1.01 hereof.

     "CONTINGENT MERGER CONSIDERATION" shall have the meaning ascribed thereto in Section 1.04(b) hereof.

     "CLOSING" shall have the meaning ascribed thereto in Section 1.08 hereof.

     "CLOSING DATE" shall have the meaning ascribed thereto in Section 1.08 hereof.

     "CLOSING DEADLINE" shall have the meaning ascribed thereto in Section 8.01(b) hereof.

     "CODE" shall have the meaning ascribed thereto in Section 3.12(b) hereof.

     "CONVERSION RATIO" shall have the meaning ascribed thereto in Section 1.04(a) hereof.

     "D&O INSURANCE" shall have the meaning ascribed thereto in Section 6.06(b) hereof.

     "DETERMINATION DATE" means the third Nasdaq National Market trading day preceding the Effective Time of the Merger.

     "DFI" shall have the meaning ascribed thereto in Section 3.06 hereof.

     "DISSENTING SHARES" shall have the meaning ascribed thereto in Section 1.13(a) hereof.

     "EFFECTIVE DATE" shall have the meaning ascribed thereto in Section 1.02 hereof.

     "EFFECTIVE TIME" shall have the meaning ascribed thereto in Section 1.02 hereof.

     "EMPLOYEE PROGRAM" shall have the meaning ascribed thereto in Section 3.12(i) hereof.

     "ENVIRONMENT" shall have the meaning ascribed thereto in Section 3.22(f) hereof.

     "ENVIRONMENTAL LAWS" shall have the meaning ascribed thereto in Section 3.22(a) hereof.

     "EPA" shall have the meaning ascribed thereto in Section 3.22(a) hereof.

     "ERISA" shall have the meaning ascribed thereto in Section 3.12(c) hereof.

     "EXCHANGE ACT" shall have the meaning ascribed thereto in Section 3.06 hereof.

     "EXECUTIVE SERPS" shall have the meaning ascribed thereto in Section 6.05(b)hereof.

     "FDIC" shall have the meaning ascribed thereto in Section 3.01(a) hereof.

     "FLOOR PRICE" shall have the meaning ascribed thereto in Section 1.04(a)(ii) hereof.

     "FRB" shall mean the Board of Governors of the Federal Reserve System.

     "FSB" shall have the meaning ascribed thereto in the recitals.

     "FSB'S BANK" shall have the meaning ascribed thereto in Section 1.12 hereof.

     "FSB'S BANK COMMON STOCK" shall have the meaning ascribed thereto in
Section 3.03(b) hereof.

     "FSB'S BASE BALANCE SHEET" shall have the meaning ascribed thereto in
Section 3.09(a) hereof.

     "FSB BOARD" shall have the meaning ascribed thereto in Section 3.04 hereof.

     "FSB CONTRACT" shall have the meaning ascribed thereto in Section 3.16(a) hereof.

     "FSB DISCLOSURE SCHEDULE" shall have the meaning ascribed thereto in
Section 3 hereof.

     "FSB EMPLOYEES" shall have the meaning ascribed thereto in Section 6.05(a) hereof.

     "FSB OPTIONS" shall have the meaning ascribed thereto in Section 1.04(e) hereof.

     "FSB STOCK" shall have the meaning ascribed thereto in Section 1.04 hereof.

     "FSB STOCK OPTION PLAN" means the FSB's Bank Stock Option Plan assumed by FSB.

     "GAAP" shall mean generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

     "GOVERNMENTAL ENTITY" shall have the meaning ascribed thereto in Section
3.06 hereof.

     "HAZARDOUS MATERIAL" shall have the meaning ascribed thereto in Section 3.22(f) hereof.

     "INDEX RATIO" means (i) the quotient of (A) the BKX Average Index divided by (B) the BKX Starting Index, minus (ii) 0.25.

     "INITIAL CASH CONSIDERATION" shall have the meaning ascribed thereto in
Section 1.04(a) hereof.

     "INITIAL MERGER CONSIDERATION" shall have the meaning ascribed thereto in
Section 1.04(a) hereof.

     "INITIAL STOCK CONSIDERATION" shall have the meaning ascribed thereto in
Section 1.04(a) hereof.

     "INTERIM FINANCIALS" shall have the meaning ascribed thereto in Section 3.09(a) hereof.

     "IRS" shall have the meaning ascribed thereto in Section 3.12(b).

     "LIABILITY" shall have the meaning ascribed thereto in Section 3.15(h) hereof.

     "LIENS" shall have the meaning ascribed to such term in Section 3.14(a) hereof.

     "LOAN(S)" shall have the meaning ascribed to such term in Section 3.18(a) herein.

     "LOAN PROPERTY" shall have the meaning ascribed thereto in Section 3.22(f) hereof.

     "MANDATED CHANGES" shall have the meaning ascribed thereto in Section 7.01(e)(ii) hereof.

     "MASSACHUSETTS BANK COMMISSIONER" shall have the meaning ascribed thereto in Section 4.04 hereof.

     "MASSACHUSETTS SECRETARY" shall mean the meaning ascribed thereto in
Section 2.02 hereof.

     "MATERIAL ADVERSE EFFECT" shall have the meaning ascribed thereto in
Section 3 hereof.

     "MBCL" shall have the meaning ascribed thereto in Section 2.01 hereof.

     "MERGER" shall have the meaning ascribed thereto in the recitals.

     "MERGER CONSIDERATION" shall have the meaning ascribed thereto in Section
1.04 hereof.

     "MULTIEMPLOYER PLAN" shall have the meaning ascribed thereto in Section 3.12(i) hereof.

     "NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotation System.

     "NON-SOLICITATION AGREEMENTS" shall have the meaning ascribed thereto in
Section 5.16(a) hereof.

     "OFFICER'S CERTIFICATES" shall have the meaning ascribed thereto in Section
1.02 hereof.

     "OIL" shall have the meaning ascribed thereto in Section 3.22(f) hereof.

     "ORDINARY COURSE OF BUSINESS" shall have the meaning ascribed thereto in
Section 3.15(h) hereof.

     "PARTICIPATION FACILITY" shall have the meaning ascribed thereto in Section 3.22(f) hereof.

     "PAYING AGENT" shall have the meaning ascribed thereto in Section 1.14(a) hereof.

     "PAYMENT FUND" shall have the meaning ascribed thereto in Section 1.14(b) hereof.

     "PER SHARE PURCHASE PRICE" shall have the meaning ascribed thereto in
Section 1.04(a) hereof.


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


     "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other legal entity, or any governmental agency or political subdivision thereof.

     "PROXY STATEMENT/PROSPECTUS" shall have the meaning ascribed thereto in
Section 5.10(a) hereof.

     "REGISTRATION STATEMENT" shall have the meaning ascribed thereto in Section 5.10(a) hereof.

     "REFERENCE PRICE" shall mean the average closing sale price of a share of BPFH Stock as reported on the Nasdaq National Market System for the twenty (20) consecutive Business Days prior to the Business Day immediately prior to the date of the Agreement.

     "RIGHTS" shall have the meaning ascribed thereto in Section 3.03(c) hereof.

     "SEC" shall have the meaning ascribed thereto in Section 3.08(a) hereof.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "SECURITIES REGULATORS" shall have the meaning ascribed thereto in Section
4.11 hereof.

     "SECURITY INTEREST" shall have the meaning ascribed thereto in Section 3.15(h) hereof.

     "SHAREHOLDERS MEETING" shall have the meaning ascribed thereto in Section 5.09(a) hereof.

     "STARTING PRICE" means $18.38.

     "SUBSEQUENT EFFECTIVE TIME" shall have the meaning ascribed thereto Section
2.02 hereof.

     "SUBSEQUENT MERGER" shall have the meaning ascribed thereto in the recitals.

     "SUBSEQUENT SURVIVING CORPORATION" shall have the meaning ascribed thereto
Section 2.01 hereof.

     "SUBSIDIARIES" shall mean, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership), or, with respect to such corporation or other organization, at least twenty percent of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     "SUPERIOR PROPOSAL" shall have the meaning ascribed thereto in Section 5.15(a) hereof.

     "SUPPLEMENTARY CONSIDERATION AMOUNT" shall have the meaning ascribed thereto in Section 1.04(b)(ii) hereof.

     "SURVIVING CORPORATION" shall have the meaning ascribed thereto in Section
1.01 hereof.

     "TAX" shall have the meaning ascribed thereto in Section 3.15(h) hereof.

     "TAX RETURN(S)" shall have the meaning ascribed thereto in Section 3.15(h) hereof.

     "TAX SUBSIDIARY" shall have the meaning ascribed thereto in Section 3.15(h) hereof.

     "TRUST" shall have the meaning ascribed thereto in Section 6.11 hereof.

     "TRUSTEE" shall have the meaning ascribed thereto in Section 6.11 hereof.

     "USA PATRIOT ACT" shall have the meaning ascribed thereto in Section 3.30 hereof.

     "VOTING AGREEMENT" shall have the meaning ascribed thereto in the recitals.

     "YEAR-END FINANCIALS" shall have the meaning ascribed thereto in Section 3.09(a) hereof.



                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


BPFH:                                    BOSTON PRIVATE FINANCIAL HOLDINGS, INC.



                                         By:  /s/ WALTER M. PRESSEY
                                              ----------------------------------
                                              Name:      Walter M. Pressey
                                              Title:     President and CFO







FSB:                                     FIRST STATE BANCORP



                                         By:  /s/ RICHARD C. TAYLOR
                                              ----------------------------------
                                              Name:      Richard  C. Taylor
                                              Title:     President and CEO